UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MAXYGEN, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED JUNE 3, 2013

MAXYGEN, INC.

411 Borel Avenue, Suite 616

San Mateo, California 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), will be held on                     , 2013, at         a.m. local time at the offices of Maxygen, Inc., 411 Borel Avenue, Suite 616, San Mateo, California 94402 for the following purposes:

1.	To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of Maxygen pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) in substantially the form attached to the accompanying proxy statement as Appendix A.

2.	To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

3.	To elect five directors of Maxygen, each to serve until the 2014 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. Maxygen’s Board of Directors intends to present the following nominees for election as directors:

Louis G. Lange	Gordon Ringold

Kenneth B. Lee, Jr.	Isaac Stein

Ernest Mario

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013.

5.	To hold an advisory vote on executive compensation.

6.	To consider any other business properly brought before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

These business items are more fully described in the proxy statement accompanying this Notice. A copy of the Plan of Dissolution is included with the proxy statement as Appendix A. You are encouraged to read the entire proxy statement carefully. In particular, you should consider the discussion entitled “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 16.

The Board of Directors has fixed the close of business on June 17, 2013 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares be represented and voted at the meeting. The proposal to approve the Plan of Dissolution requires the affirmative vote of a majority of the outstanding shares of our common stock. Therefore, it is very important that your shares be represented.

You can vote your shares over the Internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see the information beginning on page 9 of the proxy statement.

You may attend the meeting only if you owned shares of our common stock at the close of business on June 17, 2013. If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described on page 9 of the proxy statement. If you do not comply with these procedures, you will not be admitted to the meeting.

Maxygen’s Board of Directors has approved the Plan of Dissolution and determined that it is advisable and in our best interests and the best interests of our stockholders. The Board of Directors recommends that you vote FOR approval of each of the proposals described in the accompanying proxy statement.

It is very important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. The dissolution of the Company pursuant to the Plan of Dissolution cannot be approved and the transactions contemplated thereby cannot be consummated unless holders of a majority in voting power of the shares of our common stock, par value $0.0001 per share, outstanding on the record date vote for the approval of the dissolution of the Company pursuant to the Plan of Dissolution. Accordingly, whether or not you expect to attend the Annual Meeting, the Company urges you to vote promptly by voting via the Internet or the telephone as instructed in the notice of Internet availability of the proxy materials you received by mail or email or, if you received paper copies of the proxy materials, by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By Order of the Board of Directors

John M. Borkholder
General Counsel & Secretary

San Mateo, California

                    , 2013

This Notice and the accompanying proxy statement, 2012 Annual Report, and proxy card or voting instruction form were either made available to you over the Internet or mailed to you beginning on or about                     , 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 2013: A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, proxy statement, 2012 Annual Report and form of proxy card, are available at the investor relations section of Maxygen’s website at http://www.maxygen.com, or from the SEC’s website at http://www.sec.gov. These materials are also available at http://www.proxyvote.com in a manner that does not infringe upon the anonymity of the person accessing such website. You also may request a copy of these materials by calling (650) 241-2292 or by sending an email to info@maxygen.com. For meeting directions please call (650) 241-2292.

YOUR VOTE IS IMPORTANT. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE NOTICE YOU RECEIVED OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE; OR, YOU

MAY VOTE VIA THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME AND BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE. A FAILURE TO VOTE YOUR SHARES WILL HAVE THE EFFECT OF A VOTE AGAINST THE PLAN OF DISSOLUTION.

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SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of Maxygen, Inc. under Delaware law and the Annual Meeting and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with this proxy statement. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “Maxygen” refer to Maxygen, Inc., a Delaware corporation.

The Company	We are a biopharmaceutical company that has historically focused on the discovery and development of improved next-generation protein pharmaceuticals for the treatment of disease and serious medical conditions. Over the past several years, we have focused our efforts on maximizing stockholder value through sales, distributions and other arrangements involving our various assets. In connection with these transactions, we have returned over $250.0 million in cash and property to our stockholders since 2009.

We continue to retain all rights to our MAXY-G34 product candidate, a next-generation pegylated, granulocyte colony stimulating factor, or G-CSF, for the treatment of chemotherapy-induced neutropenia and acute radiation syndrome, or ARS, and, as of March 31, 2013, we held approximately $81.1 million in cash, cash equivalents and short-term investments.

Our principal executive office is located at 411 Borel Avenue, Suite 616, San Mateo, California 94402, and our telephone number at our principal executive office is (650) 241-2922. You can find more information about us in the documents that are delivered with this proxy statement. See “Where You Can Find More Information.”

The Plan of Dissolution

General (See page 22)

At the Annual Meeting, the stockholders of Maxygen will be asked to approve the voluntary dissolution and liquidation of Maxygen pursuant to the Plan of Dissolution, which was approved by our Board of Directors on May 30, 2013, subject to stockholder approval, and recommended that Maxygen’s stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of the Board of Directors of the corporation, followed by the approval of its stockholders. At the Annual Meeting, you will be asked to consider and vote upon proposals to (1) approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; (2) adjourn the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution (the “Meeting Adjournment Proposal”); (3) elect the five directors of the Company; (4) ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013; (5) approve executive compensation on an advisory basis; and (6) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting by or at the direction of the Board of Directors.

If the Plan of Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Maxygen, Inc. Pursuant to the Delaware General Corporation Law (the “DGCL”), we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. We anticipate that the proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, which is referred to herein as the “Final Record Date.” We intend to delist our common stock from the NASDAQ Global Market and close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Reasons for Dissolution and Liquidation (See page 27)	Our Board of Directors believes that the voluntary dissolution of Maxygen is in our best interests and the best interests of our stockholders. Our Board of Directors considered at length, with the assistance of legal, financial and other advisors, potential strategic alternatives available to us, including business development opportunities for our MAXY-G34 program and business combinations and other strategic transactions involving Maxygen as a whole. In making its determination, our Board of Directors considered, in addition to other pertinent factors:

•

that we successfully sold what were, at the time, substantially all of our assets to Astellas Pharma Inc. in May 2011 and have otherwise sold or distributed substantially all other non-cash assets of Maxygen, other than our MAXY-G34 program;

•	that we substantially ceased to further develop our MAXY-G34 program and the fact that our efforts to develop strategic alternatives related to the MAXY-G34 program, including an asset sale, licensing arrangement, or a partnership or other collaboration arrangement, did not result in the identification of any likely transactions; and

•

that we have conducted a comprehensive evaluation to identify strategic alternatives involving Maxygen as a whole, including a merger, reverse merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation.

As a result, our Board of Directors concluded that dissolution and liquidation under Delaware law is the preferred strategy among the alternatives now available to us and is in our best interests and the best interests of our stockholders. Accordingly, our Board of Directors approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Conduct of the Company Following the Approval of the Plan of Dissolution (See page 29)	If the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below, among others, may be completed at such times as our Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•

the cessation of all of Maxygen’s business activities except those relating to winding up and liquidating Maxygen’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us;

•	the collection, sale, exchange or other disposition of all or substantially all of Maxygen’s non-cash property and assets, in one transaction or in several transactions;

•	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

•

the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

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the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Maxygen;

•	the payment of an initial liquidating distribution to our stockholders of record, determined as of the Final Record Date;

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the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Maxygen after payment or provision for payment of claims against and obligations of Maxygen; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Our Board of Directors may, to the full extent permitted by law, amend the Plan of Dissolution without any further stockholder approval if it determines that such amendment is in the best interest of our stockholders. In addition, if the Board of Directors determines that dissolution and liquidation are not in our best interests or the best interests of our stockholders, the Board of Directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval.

Expected Distributions to Stockholders; Timing (See page 30)	We cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on the information currently available to us, we estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $68.2 million and $69.6 million, or between $2.45 and $2.50 per share (based on 27,792,520 shares outstanding as of May 31, 2013). We currently estimate that the aggregate amount ultimately distributed to our stockholders (inclusive of the initial distribution) will be in the range of approximately $2.45 to $2.59 per share, inclusive of the initial liquidating distribution. The estimated distributions set out above represent our estimate of the amount to be distributed to stockholders during the liquidation, but does not represent the minimum or maximum distribution amount. Actual distributions could be higher or lower. The estimated distributions are based on, among other things, the fact that, as of March 31, 2013, we had approximately $81.1 million in cash, cash equivalents and marketable securities. We currently estimate that we will reserve between $11.5 million and $12.9 million, which will be used to pay all expenses (including operating expenses incurred from April 1, 2013 to date, the cash settlement value of various equity awards, the payout of employee severance arrangements and estimated operating expenses through the dissolution and wind-down process) and other known, non-contingent liabilities. This reserve also includes reasonable provision for expenses of liquidation and contingent and unknown liabilities as required by Delaware law.

We intend to make this initial distribution as soon as practicable following the effective date of the filing of the Certificate of

Dissolution, however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution.

The actual amount of any initial liquidating distribution could be less than or more than the amount estimated above. It is possible that any initial distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if the company realizes value for any non-cash assets as part of the liquidation process.

The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of any matters for which we have established the reserve, the amount to be paid in satisfaction of such contingencies, as well as our ability to convert our remaining assets to cash. Although our Board of Directors has not established a firm timetable for the liquidating distributions, subject to contingencies inherent in winding up our business, the Board of Directors intends to make such distributions as promptly as practicable. Subject to the requirements of Delaware law, we expect to make a final distribution on or prior to the third anniversary of the effective date of the filing of the Certificate of Dissolution.

In addition, due to the uncertainty of the value of our non-cash assets, including our MAXY-G34 program, we have not provided any estimate of the proceeds from the potential sale or other disposition of such assets in the amount of liquidating distributions. Furthermore, we can provide no assurance that we will be able to sell any of our non-cash assets and receive additional proceeds for distribution. Many of the factors influencing the amount of cash distributed to our stockholders as a liquidating distribution cannot currently be quantified with certainty and are subject to change. The actual amounts of liquidating distributions may vary substantially, depending on whether we discover additional liabilities or claims, or if we incur unexpected or greater than expected losses with respect to contingent liabilities. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” below.

Sale of Our Remaining Assets (see page 32)

The Plan of Dissolution contemplates the sale of all of our remaining non-cash assets, consisting primarily of our MAXY-G34 program and related intellectual property rights, without further stockholder approval. Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms as are approved by our Board of Directors in its sole discretion. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of our assets, any required United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets. In addition, we may be unable to sell our remaining non-cash assets, including our MAXY-G34 program, at all, in which case our stockholders will be unable to realize any value for these assets.

Contingent Liabilities; Reserve (see page 33)	In connection with our dissolution, we are required by Delaware law to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, we will pay all expenses and other known liabilities and establish a reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all current contingent or conditional claims and liabilities. We also may take other steps to provide for the satisfaction of the reasonably estimated amount of such liabilities, including possibly seeking to acquire insurance coverage with respect to certain contingent liabilities. We currently estimate that we will reserve approximately $11.5 million to $12.9 million to cover expenses and all liabilities and claims that we are required to pay or provide for under applicable law, which reserve includes a contingency reserve of $2.5 million to satisfy any unknown or contingent liabilities. From time to time, we may distribute to our stockholders on a pro rata basis any portions of the reserve that we deem no longer to be required. In the event we fail to create an adequate reserve for the payment of our expenses and liabilities, and amounts have been distributed to the stockholders under the Plan of Dissolution, each stockholder could be held liable for the repayment to creditors of such stockholder’s pro rata portion of the shortfall out of the liquidating distributions received by such stockholder from us under the Plan of Dissolution. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution.”

Listing and Trading of Common Stock (See page 34)	If our stockholders approve the Plan of Dissolution, we will initiate the process to delist our common stock from the NASDAQ Global Market promptly following our Annual Meeting. We anticipate that we will request that trading in our common stock be suspended on the NASDAQ Global Market at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State or as soon thereafter as is reasonably practicable, and that we will close our stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of common stock will cease after the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State.

Reporting Requirements (See page 35)	Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Plan of Dissolution is approved by our stockholders, in order to curtail expenses, we intend to seek relief from the Securities and Exchange Commission (“SEC”) to suspend certain of our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. However, the SEC may not grant us the requested relief.

Treatment of Equity Awards and Employee Stock Purchase Plan (see page 35)	Pursuant to the terms of the 2006 Equity Incentive Plan (the “2006 Plan”) and the related award agreements, all outstanding restricted stock awards and contingent performance unit awards will be accelerated in connection with the proposed dissolution. The vesting of all outstanding stock options will also be accelerated in connection with the dissolution and any stock options that remain unexercised will terminate immediately prior to our dissolution in accordance with the terms of our equity incentive plans, including the 2006 Plan. We intend to terminate our equity incentive plans, including the 2006 Plan, effective upon our dissolution. We previously suspended all stock purchases under our 1999 Employee Stock Purchase Plan (the “ESPP”) and intend to terminate the ESPP effective upon our dissolution.

Interests of Management in the Dissolution of the Company (See page 38)	In considering the recommendation of our Board of Directors, you should be aware that our directors and executive officers may have interests in the Plan of Dissolution that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and the transactions contemplated thereby and in determining to recommend that Maxygen stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. You should consider these and other interests of our directors and executive officers that are described in this proxy statement.

Certain Material U.S. Federal Income Tax Consequences (See page 43)

As described in “Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation” on page 43, and subject to the limitations, assumptions and qualifications therein, amounts received by stockholders pursuant to the Plan of Dissolution will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year. Stockholders are urged to carefully review this description and to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

Required Stockholder Vote (See page 45)	The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Recommendation of Our Board of Directors (See page 45)	On May 30, 2013, our Board of Directors: (1) determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of us and our stockholders, (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby, and (3) recommended that our stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and FOR the Meeting Adjournment Proposal. Our Board of Directors further recommends that you vote FOR the election to the Board of the five nominees named in this proxy statement, FOR the ratification of Ernst & Young LLP as Maxygen’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and FOR the advisory resolution to approve executive compensation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that we may have liabilities about which we are not currently aware, and that the cost of settlement of our liabilities and contingent obligations could be higher than expected, all of which would impact our ability to make any liquidating distributions to our stockholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

General Questions

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Maxygen, Inc. is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 17, 2013, the record date of the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were              shares of common stock outstanding and entitled to vote. If, at the close of business on June 17, 2013, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted. If, at the close of business on June 17, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are voting on whether to approve the dissolution and liquidation of Maxygen pursuant to the Plan of Dissolution attached as Appendix A to this proxy statement. Additionally, stockholders will consider and vote on proposals to adjourn the Annual Meeting to another date, time or place, if necessary in the judgment of our Board of Directors, for the purpose of soliciting additional proxies to vote in favor of the proposed Plan of Dissolution, to elect the five directors of Maxygen, to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013 and to approve a non-binding, advisory resolution to approve executive compensation. Any other matter that is properly presented at the meeting will also be voted upon at that time.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each of the proposals. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card, to vote by Internet or telephone.

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By mail. You can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 P.M. Eastern Time on the day before the date of the Annual Meeting.

If your shares are held in “street name,” you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the meeting in order to vote.

If you vote using one of the methods described above, you will be designating each of Mr. Isaac Stein, the Executive Chairman of the Board of Directors, and Mr. John Borkholder, who is an executive officer, as your proxy to vote your shares as you instruct.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of June 17, 2013.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, FOR the Meeting Adjournment Proposal, FOR the election of each of the five directors, FOR the ratification of selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013 and FOR the non-binding, advisory resolution to approve executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the Company representatives named on your proxy card) will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of soliciting proxies. In addition to these mailed proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, the Company has engaged Okapi Partners LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which in total is not expected to exceed $12,000.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or by telephone as instructed above;

•	if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy card and submitting it as instructed above;

•	by notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What are broker non-votes?

Broker non-votes occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under applicable stock exchange rules. With respect to matters such as the Dissolution Proposal and the Non-Binding Advisory Vote on Certain Compensation Arrangements nominees cannot vote unless they receive instructions from the “street name” owner. If instructions have not been given with respect to such shares, we refer to such shares below as “unvoted.”

How many shares must be present to conduct business at the Annual Meeting?

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting shall constitute a quorum for transacting business at the meeting. Broker non-votes and abstentions will be treated as present for the purposes of determining whether a quorum is present.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Dissolution and Liquidation of the Company	The affirmative vote of a majority of our outstanding shares of common stock is required to approve the dissolution and liquidation of Maxygen. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes and abstentions will have the same effect as a vote against this proposal.

Proposal 2: Meeting Adjournment Proposal	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the Meeting Adjournment Proposal. Abstentions will have no effect on the results of this vote. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 3: Election of Directors	Directors are elected to the Board by a plurality of the votes cast in such election. Abstentions will have no effect on the results of this vote. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes will have no effect on the results of this vote.

Proposal 4: Ratification of Ernst & Young LLP

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve this proposal. Abstentions will have no effect on the results of this vote. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes will have no effect on the results of this vote.

Proposal 5: Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the advisory vote on executive compensation. Abstentions will have no effect on the results of this vote. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes will have no effect on the results of this vote.

Can I still sell my shares of Maxygen, Inc. common stock?

Yes, but only until the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. Our common stock is listed on the NASDAQ Global Market. We anticipate that we will request that trading in our common stock be suspended at the close of business on the effective date of the filing of the Certificate of Dissolution, or as soon thereafter as is reasonably practicable, and delisted from the NASDAQ Global Market shortly thereafter. In addition, we intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the effective date of the filing of the Certificate of Dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Description of the Plan of Dissolution and Dissolution Process—Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts.”

Questions and Answers Concerning the Plan of Dissolution

How does the Board of Directors recommend I vote on the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and the Meeting Adjournment Proposal?

The Board of Directors recommends that you vote FOR the authorization and approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and FOR the Meeting Adjournment Proposal.

Why is the Board of Directors recommending approval of the Plan of Dissolution?

Over the past several years, we have focused our efforts on maximizing stockholder value through sales, distributions and other arrangements involving our various assets. In connection with these transactions, we have returned over $250.0 million in cash and property to our stockholders since 2009. The Board of Directors and management, together with our external advisors, also have devoted substantial time and effort to identifying and pursuing additional opportunities to further enhance stockholder value. After considering at length, with the assistance of legal and other advisors, the potential strategic alternatives available to us, our Board of Directors has determined that the dissolution and liquidation of the Company is advisable and in the best interests of the Company and our stockholders. See “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Background of the Plan of Dissolution” and “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Reasons for the Plan of Dissolution.”

What will happen if the Plan of Dissolution is approved?

If the Plan of Dissolution is approved, we plan to file a Certificate of Dissolution with the Delaware Secretary of State, complete the liquidation of our remaining assets, satisfy our remaining obligations and make distributions to our stockholders of available liquidation proceeds, if any. We further expect that, if the Plan of

Dissolution is approved, all of the members of our Board of Directors, other than Mr. Isaac Stein, will resign prior to or in connection with the filing of our Certificate of Dissolution. Mr. Stein is expected to remain as the sole member of our Board of Directors, and to continue to act as Chief Executive Officer and Chief Financial Officer, throughout the wind-down and dissolution process. We may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available liquidation proceeds, if any, to our stockholders, pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, one or more of our officers or a third party to act as trustee or trustees of such liquidating trust. See “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Description of the Plan of Dissolution and Dissolution Process—Liquidating Trust.”

When will stockholders receive payment of liquidation distributions?

We intend to make an initial liquidating distribution as soon as practicable following the effective date of the filing of the Certificate of Dissolution, however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have a reserve, the amount to be paid in satisfaction of contingencies, as well as our ability to convert our remaining assets to cash. Although our Board of Directors has not established a firm timetable for the liquidating distributions, subject to contingencies inherent in winding up our business, the Board of Directors intends to make such distributions as promptly as practicable. Subject to the requirements of Delaware law, we expect to make a final distribution on or prior to the third anniversary of the effective date of the filing of the Certificate of Dissolution.

What is the total amount of the payments, if any, that stockholders will receive?

We cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on the information currently available to us, we estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $68.2 million and $69.6 million, or between $2.45 and $2.50 per share (based on 27,792,520 shares outstanding as of May 31, 2013). We currently estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of approximately $2.45 to $2.59 per share, inclusive of the initial liquidating distribution. These estimated distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Actual distributions could be higher or lower.

The estimated distributions are based on, among other things, the fact that, as of March 31, 2013, we had approximately $81.1 million in cash, cash equivalents and marketable securities. We currently estimate that we will reserve between $11.5 million and $12.9 million, which will be used to pay all expenses (including operating expenses incurred from April 1, 2013 to date and estimated operating expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and contingent and unknown liabilities as required by Delaware law. The actual amount of any initial liquidating distribution could be less than or more than the amount estimated above. It is possible that any initial distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if the company realizes value for any non-cash assets as part of the liquidation process.

In addition to the satisfaction of our liabilities, we have used and anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses incurred in connection with extending our directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the dissolution and liquidation process;

•	severance and related costs, including cash payments associated with the acceleration of certain equity awards; and

•	professional, legal, consulting and accounting fees.

Due to the uncertainty of the value of our non-cash assets, primarily consisting of our MAXY-G34 program and related intellectual property rights, we have not provided any estimate of the proceeds of a sale of such assets in the amount of liquidating distributions. Furthermore, we can provide no assurance that we will be able to sell any of our non-cash assets and receive additional proceeds for distribution. Many of the factors influencing the amount of cash distributed to our stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. The actual amounts of liquidating distributions may vary substantially, depending on whether we discover additional liabilities or claims, or if we incur unexpected or greater than expected losses with respect to contingent liabilities. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” below.

When do you expect the dissolution process to be completed?

Upon approval of the Plan of Dissolution by our stockholders, we will work toward an orderly wind down of our business and operations. Subject to stockholder approval of the Plan of Dissolution, we currently expect to file a Certificate of Dissolution as soon as reasonably practicable following stockholder approval of the Plan of Dissolution and expect to have the majority of our business operations completed by that time. Additionally, pursuant to Delaware law, our corporate existence will continue for a period of three years following the effective date of the filing of the Certificate of Dissolution (subject to extension if authorized by a court), but we would not be permitted to carry on any business except that appropriate to wind down and liquidate our business and affairs.

Should I send in my stock certificates now?

No. You should not forward your stock certificates before receiving instructions to do so. As a condition to the receipt of any distribution to the stockholders, we may, in our discretion, require stockholders to (i) surrender their certificates evidencing their shares of our common stock to us or (ii) furnish us with evidence satisfactory to us of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to us. If surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

What are the material United States federal income tax consequences of the dissolution and liquidation?

Amounts received by stockholders pursuant to the Plan of Dissolution will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s basis for that share. A loss will generally be recognized if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share, and such loss will only be recognized at the time that the final distribution from us has been received. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. See “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation.”

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each stockholder. We recommend that each stockholder consult its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

What will happen if the Plan of Dissolution is not approved?

If the Plan of Dissolution is not approved by our stockholders, the dissolution and liquidation of the Company will not occur and our Board of Directors and management will continue to explore other strategic alternatives. However, our management and Board of Directors have considered at length, with the assistance of legal and other advisors, potential strategic alternatives available to us and have determined that a liquidation is in the best interests of the Company and its stockholders. It is possible that the Company would seek voluntary dissolution at a later time and potentially with diminished assets.

Do I have appraisal rights?

Under Delaware law, you do not have appraisal rights in connection with any of the proposals.

Who can help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Plan of Dissolution or the transactions contemplated thereby, including the procedures for voting your shares, you should contact Okapi Partners LLC, who is assisting us in this matter, at 877-796-5274.

RISK FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN

DECIDING WHETHER TO APPROVE THE PLAN OF DISSOLUTION

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of our control, including the risks faced by us described below and elsewhere in this proxy statement. See “Special Note Regarding Forward-Looking Statements,” above.

There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan of Dissolution. Such factors include those risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates set forth in this proxy statement.

At present, we cannot determine with certainty the amount of our initial liquidating distribution to our stockholders. The amount of cash ultimately distributed to our stockholders in the initial liquidating distribution depends on, among other things, the amount of our liabilities, obligations and expenses and claims against us, and the amount of the reserves that we establish during the liquidation process. Our estimates of these amounts may be inaccurate. Factors that could impact our estimates include the following:

•	if any of the estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

•	if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to our stockholders;

•

if the estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate; and

•	if we are unable to obtain relief from certain reporting requirements under the Exchange Act, we will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate.

We cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution and any such distributions may be substantially less than the estimates set forth in this proxy statement.

The dissolution and liquidation process is subject to numerous uncertainties, and may not result in any capital remaining for additional liquidating distributions to our stockholders following the initial liquidating distribution. The precise amount and timing of any additional liquidating distribution to our stockholders will depend on and could be delayed or diminished due to many factors, including, without limitation:

•

if a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the basis that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations;

•	if we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve;

•	if we are unable to sell our remaining non-cash assets or if such sales take longer than expected;

•	if we are subject to future tax audits or incur material tax liabilities, such as adjustments, penalties, interest and other amounts; or

•	if we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected.

If any of the foregoing occurs, any additional liquidating distributions may be substantially less than the estimates set forth in this proxy statement.

In addition, under the DGCL, claims and demands may be asserted against us at any time during the three years following the effective date of the filing of the Certificate of Dissolution. Accordingly, our Board of Directors may obtain and maintain insurance coverage for such potential claims. As discussed above, the Board also expects to set aside a reserve of between $11.5 million and $12.9 million, an may also set aside additional amounts of cash or other assets as a reserve to satisfy claims against and obligations of Maxygen that may arise during the three-year period following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, we may retain for distribution at a later date, some or all of the estimated amounts that we expect to distribute to stockholders.

If we are unable to sell our remaining non-cash assets, including our MAXY-G34 program, or if such sales take longer than expected, our stockholders may be unable to realize any value for these assets or receive any additional liquidating distributions related to such assets.

Our remaining non-cash assets consist primarily of our MAXY-G34 program and related intellectual property rights. To date, we have not been successful in identifying any potential transaction for the MAXY-G34 program and there can be no assurance that we will be successful in identifying and consummating any such transaction during the wind-down and dissolution process. If we are unable to consummate any transaction for the sale or other disposition of our MAXY-G34 product candidate or any other non-cash assets, stockholders may be unable to realize any value for these assets or receive any additional liquidating distributions related to such assets.

We may not be able to settle all of our liabilities to creditors, which may delay or reduce liquidating distributions to our stockholders.

We have current and future liabilities to creditors. Our estimated distributions to stockholders takes into account all of our known liabilities and certain possible contingent liabilities and our best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-down process, we will attempt to settle all liabilities with our creditors. We cannot assure you that unknown liabilities that we have not accounted for will not arise, that we will be able to settle all of our liabilities or that they can be settled for the amounts we have estimated for purposes of calculating the range of distribution to stockholders. If we are unable to reach an agreement with a creditor relating to a liability, that creditor may bring a lawsuit against us. Amounts required to settle liabilities or defend lawsuits in excess of the amounts estimated by us will reduce the amount of net proceeds available for distribution to stockholders.

If our stockholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.

If our stockholders do not approve the Plan of Dissolution, our ability to continue our business operations may suffer as a result of our announced intent to dissolve and liquidate. We are not actively conducting any research and development activities, have generally ceased normal business operations and have only four employees, including Mr. Sulat, who will resign effective June 30, 2013. Prospective employees, vendors and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.

Our Board of Directors may abandon or delay implementation of the Plan of Dissolution even if approved by our stockholders.

Even if our stockholders approve the Plan of Dissolution, our Board of Directors has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Plan of Dissolution if such action is determined to be in our best interests and in the best interests of our stockholders, in order, for example, to permit us to pursue new business opportunities or strategic transactions. Any such decision to abandon or delay implementation of the Plan of Dissolution may result in the Company incurring additional operating costs and liabilities, which could reduce the amount available for distribution to our stockholders.

The payment of liquidating distributions, if any, to our stockholders could be delayed.

Although our Board of Directors has not established a firm timetable for liquidating distributions to our stockholders, the Board of Directors intends, subject to contingencies inherent in winding down our business, to make such liquidating distributions, if any, as promptly as practicable as creditor claims and contingent liabilities are paid or settled. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, the timing of sales of our non-cash assets and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of such distributions to our stockholders on the basis that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to our stockholders.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, will continue to be incurred as we wind down. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

If we fail to create an adequate reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in dissolution.

If the Plan of Dissolution is approved by our stockholders, we expect to file a Certificate of Dissolution with the Delaware Secretary of State dissolving Maxygen. Pursuant to the DGCL, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the DGCL, in the event we fail to create during this three-year period an adequate reserve for payment of our expenses and liabilities (and otherwise do not have sufficient assets for payment of our expenses and liabilities), each stockholder who receives a liquidating distributions could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in dissolution.

Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of our non-cash assets as contemplated in the Plan of Dissolution.

The approval of the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board of Directors to take such actions as it deems necessary, appropriate or desirable, in its absolute discretion, to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, depending on the timing of a stockholder vote on the Plan of Dissolution, we may dispose of our MAXY-G34 program and any and all of our other remaining non-cash assets without further stockholder approval. As a result, our Board of Directors may authorize actions in implementing the Plan of Dissolution, including the terms and prices for the sale of our MAXY-G34 program and our other remaining non-cash assets, with which our stockholders may not agree.

We intend to have our common stock delisted from the NASDAQ Global Market and our stock transfer books closed in connection with the dissolution of our Company, after which time it will not be possible for stockholders to publicly trade our stock.

We anticipate that trading in our common stock on the NASDAQ Global Market will cease at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State and intend to close our stock transfer books and discontinue recording transfers of our common stock at that time. Thereafter, certificates representing our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. We anticipate that the proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law. In addition, it is possible that the trading of our common stock on the NASDAQ Global Market will effectively terminate before the Final Record Date if we are unable to meet NASDAQ’s requirements for continued listing.

We expect to apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company.

Our common stock is currently registered under the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. We anticipate that, if our stockholders approve the Plan of Dissolution, in order to curtail expenses, we will, after the effective date of the filing of the Certificate of Dissolution, seek to suspend certain of our reporting obligations under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

Our Board of Directors will be responsible for overseeing the Plan of Dissolution; however, most of the current directors are expected to resign, and the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Delaware law, a company’s board of directors retains ultimate decision-making authority following the company’s dissolution, and therefore our Board of Directors would initially be responsible for overseeing the Plan of Dissolution. We are seeking the reelection of five of our directors at the Annual Meeting. However, all directors except Mr. Stein have indicated that they expect to resign from the Board of Directors prior to or in connection with the dissolution. Mr. Stein is expected to remain the sole director of Maxygen throughout the wind-down and dissolution process, but he could resign at any time. In addition, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the dissolution process, or, under Delaware law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the process.

If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.

As discussed above, shares of our common stock generally will not be transferable following dissolution. In addition, if we were to establish a liquidating trust, the interests of our stockholders in such liquidating trust may not be transferable, which could adversely affect our stockholders’ ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Stockholders will lose the opportunity to capitalize on potential growth opportunities from the continuation of our business.

Once we dissolve, our stockholders will lose the opportunity to participate in future growth opportunities that may have arisen if we were to continue to pursue our strategic plan and consummate an attractive strategic transaction. For example, as a public company with limited operations, we could be the target of a “reverse” acquisition, meaning the acquisition of a public company by a private company in order to bypass the costly and time consuming initial public offering process. If we file a Certificate of Dissolution with the Delaware Secretary of State, we will no longer be a potential target for a “reverse” acquisition of this type, and our stockholders will not receive any proceeds or interests that they would otherwise have received in such a transaction. It is possible that these opportunities could have proved to be more valuable than the liquidating distributions our stockholders would receive pursuant to the Plan of Dissolution.

The members of our Board of Directors may have a potential conflict of interest in recommending approval of the Plan of Dissolution.

Because of the compensation and benefits payable as a result of termination of employment or other events, an indemnification insurance policy purchased for the benefit of directors and officers and/or our continuing indemnification obligations to directors, our directors and officers may be deemed to have a potential conflict of interest in recommending approval of the Plan of Dissolution. See “Proposal No. 1—Approval of the Plan of Dissolution—Interests of Directors and Executive Officers in Approval of the Plan of Dissolution.”

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for U.S. federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only when the stockholder receives our final liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share.

Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution. See “Proposal 1—Approval of the Plan of Complete Liquidation and Dissolution—Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation.”

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in the proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

Other alternatives to dissolution have significant risks and uncertainties that may further diminish the value of Maxygen.

If our stockholders do not approve the Plan of Dissolution, our Board of Directors will explore what, if any, alternatives are available for the future of Maxygen, particularly in light of the fact that we have commenced the process of winding up our business and will continue to incur net losses for the foreseeable future. Our business operations have been substantially curtailed, and rehiring employees and reinitiating active business operations in a timely and cost-effective manner may not be possible. Any such decision to recommence active business operations could result in the expenditure of cash and other resources that would otherwise be available to distribute to our stockholders.

Other possible alternatives, including selling all of our stock or assets, changing our business focus, continuing our efforts to identify a merger partner or a reverse merger partner, or seeking voluntary dissolution at a later time and with diminished assets, are likewise subject to risks and may prove to be disadvantageous to our stockholders compared to the dissolution of Maxygen and return of cash to our stockholders. If our stockholders do not approve the Plan of Dissolution, we expect that our cash resources will continue to diminish and we would face risks related to continuing our historical business described in this proxy statement. These risks could materially and adversely affect our business, financial condition or operating results and the value of our common stock, and you may lose all or part of your investment.

PROPOSAL 1: APPROVAL OF PLAN OF DISSOLUTION

General

Our Board of Directors is presenting the Plan of Dissolution for approval by our stockholders at the Annual Meeting. The Plan of Dissolution was approved by the Board of Directors, subject to stockholder approval, on May 30, 2013. A copy of the Plan of Dissolution is attached as Appendix A to this proxy statement. All material features of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.

Summary of the Plan of Dissolution and Dissolution Process

After stockholder approval of the Plan of Dissolution, our activities will be limited to:

•	filing a Certificate of Dissolution with the Delaware Secretary of State and thereafter remaining in existence as a non-operating entity;

•	paying all of our known, non-contingent obligations and liabilities;

•	establishing a reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all unknown, contingent or conditional claims and liabilities;

•	making an initial liquidating distribution to our stockholders of record determined as of the Final Record Date;

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attempting to sell, exchange or otherwise dispose of all of our remaining non-cash assets, including our MAXY-G34 program and related intellectual property rights, for cash or cash equivalents in an orderly fashion;

•	terminating any of our remaining commercial agreements, relationships or outstanding obligations;

•	paying operating and liquidation expenses and satisfying any contingent liabilities as they become due out of funds available in the reserve;

•	distributing pro rata in one or more additional liquidating distributions all of our remaining assets, if any, to our stockholders of record as of the Final Record Date;

•	complying with SEC reporting requirements, as necessary; and

•	completing tax filings.

Delaware law provides that, following the approval of the Plan of Dissolution by our stockholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of the Company and the winding up of its operations and affairs.

As of March 31, 2013, we had approximately $81.1 million in cash, cash equivalents and marketable securities. We currently estimate that we will reserve between $11.5 million and $12.9 million, which will be used to pay all expenses (including operating expenses incurred from April 1, 2013 to date, the cash settlement value of various equity awards, the payout of employee severance arrangements and estimated operating expenses through the dissolution and wind-down process) and other known, non-contingent liabilities. This reserve also includes reasonable provision for expenses of liquidation and contingent and unknown liabilities as required by Delaware law. Based on this estimated reserve, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $68.2 million and $69.6 million, or between $2.45 and $2.50 per share (based on 27,792,520 shares outstanding as of May 31, 2013). We currently estimate that the aggregate amount ultimately distributed to our stockholders (inclusive of the initial distribution) will be in the range of approximately $2.45 to $2.59 per share, inclusive of the initial liquidating distribution. We intend to make the initial distribution as soon as practicable following the effective date of the filing of the Certificate of

Dissolution, however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the reserve, the amount to be paid in satisfaction of any contingencies, as well as our ability to convert our remaining assets to cash. Any liquidating distributions from us will be made to stockholders according to their holdings of common stock as of the Final Record Date, which we expect to be the date on which we close our stock transfer books and discontinue recording transfers of our common stock except for transfers by will, intestate succession or operation of law.

In addition to the satisfaction of liabilities, we have used and anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating expenses up until the effective date of the filing of the Certificate of Dissolution;

•	expenses incurred in connection with extending our directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the dissolution and liquidation;

•	severance and related costs; and

•	professional, legal, consulting and accounting fees.

We may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, one or more of our officers, or a third party to act as trustee or trustees of such liquidating trust. If all of our assets are not distributed within three years after the date our dissolution and a judicial extension of this deadline has not been sought or received, we expect to transfer our remaining assets to a liquidating trust at such time.

During the liquidation of our assets, we may pay our officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See “Interests of Directors and Executive Officers in Approval of the Plan of Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services.

Background to the Proposed Dissolution and Liquidation

We began operations in 1997 to commercialize technologies originally conceived at Affymax Research Institute, then a subsidiary of what is now GlaxoSmithKline plc. Our operations were originally focused on the application of the MolecularBreeding™ directed evolution platform and other technologies to the development of multiple products in a broad range of industries, including human therapeutics, chemicals and agriculture. Beginning in 2002, we shifted our primary focus to the development of protein pharmaceuticals.

By 2006, our Board of Directors determined that operation as a profitable stand-alone biotechnology company would be increasingly challenging without substantial financial capital, significant economies of scale and sufficient breadth and depth of product portfolio. Accordingly, in October 2006, we retained Lazard Frères & Co. LLC, or Lazard, to provide investment banking services and assist us in exploring a broad range of strategic alternatives, focused primarily on a sale of Maxygen or a merger. For the remainder of 2006 and during 2007, Lazard and our senior management contacted approximately 50 parties regarding a potential transaction, but received limited interest in a merger transaction or a sale of Maxygen it its entirety. During this time, in order to reduce costs and increase overall operational efficiency, our Board of Directors also approved a plan to consolidate the Company’s research and development activities at its U.S. facilities, which resulted in the closure of Maxygen ApS, the Company’s wholly owned subsidiary in Denmark, and the elimination of all employment positions at that site.

As a result of our inability to find an acquirer for Maxygen as a whole, we refocused our efforts to realize greater stockholder value through asset sales, licenses and strategic partnerships or joint ventures, which we believed was more likely to maximize the potential return to stockholders. In 2008 and the first six months of 2009, we completed a number of strategic partnering arrangements, asset sales and license arrangements designed to increase stockholder value, including the following:

•	we sold our hematology assets to Bayer HealthCare LLC in July 2008 for a $90.0 million up-front payment and a milestone payment of $30 million, which we received in May 2012;

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we entered into a collaboration agreement with Astellas Pharma Inc., or Astellas, in September 2008 relating to the development and commercialization of one of our preclinical stage product candidates; and

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we entered into an option and license agreement with Cangene Corporation in May 2009 pursuant to which we granted to Cangene exclusive options for exclusive worldwide licenses to use, develop, manufacture and sell our MAXY-G34 product candidate for the treatment of acute radiation syndrome to fulfill government contracts.

In October 2008, while we were still pursuing a number of strategic partnering and similar arrangements such as those described above, we once again retained Lazard to assist us in further exploring our strategic options, including a sale or disposition of one or more of our assets, as well as the sale of Maxygen in its entirety. At this time, our Board of Directors also made the decision to suspend clinical development of our MAXY-G34 program and initiate a restructuring plan that resulted in a 30% reduction in our workforce.

From October 2008 through the first half of 2009, Lazard and our management approached approximately 90 parties, including several large pharmaceutical and biotechnology companies, regarding a potential strategic transaction with us. As during our previous exploratory process, we received limited interest in a sale of Maxygen as a whole.

As a result of this strategic process, in June 2009, we entered into a joint venture agreement with Astellas pursuant to which we contributed substantially all of our programs and technology assets in protein pharmaceuticals to Perseid Therapeutics LLC, a newly formed, majority owned subsidiary. Under the arrangement, Astellas was granted an option to acquire all of our ownership interest in Perseid at specified exercise prices that increased each quarter over the term of the buy-out option, which was scheduled to expire in September 2012. The transaction was approved by our stockholders and completed in September 2009.

From September 2009 through March 2011, we focused our efforts on the continued research and development operations of Perseid under our joint venture arrangement with Astellas. We also continued to explore ways to maximize stockholder value through sales, distributions, stock repurchases and other arrangements involving our remaining assets. The key component of this strategy was to create value from the MAXY-G34 program, either through the potential further development of the product candidate or through a sale, licensing arrangement, partnership or other transaction involving the program. In addition to pursuing opportunities for the development of this program for the chemotherapy-induced neutropenia indication, in the latter half of 2010, we began to evaluate plans for the development of the product candidate as a potential medical countermeasure for acute radiation syndrome, or ARS, primarily through potential funding from the Biomedical Advanced Research and Development Authority, a government agency, or BARDA.

In furtherance of our strategy of enhancing stockholder value, we also completed the following transactions during this period:

•	from December 2009 through March 2011, we repurchased approximately 10.0 million shares of our common stock, at an aggregate cost of approximately $54.1 million;

•	in January 2010, we sold our vaccine related assets, including the related government grants, to a third party for approximately $1.5 million in cash;

•	in October 2010, we sold the patents and other intellectual property rights associated with the Molecular Breeding™ directed evolution platform to Codexis, Inc. for $20.0 million in cash; and

•

in December 2010, we distributed substantially all of the shares of Codexis, Inc. common stock we held, together with approximately $30.0 million in cash, to our stockholders by way of pro rata special distributions.

In March 2011, Astellas exercised its option to acquire all of our interests in Perseid for $76.0 million in cash. The acquisition was completed in May 2011 and, from May 2011 through the end of 2011, the Company focused much of its efforts on separating the operations of Perseid from the Company and on providing continued administrative and transition services to Perseid in accordance with a transition services agreement between the parties.

Our Board of Directors also began to once again evaluate the remaining opportunities available to the Company for enhancing stockholder value, including but not limited to, continued execution of the Company’s business plan, the payment of one or more cash dividends to the Company’s stockholders, further repurchases by the Company of shares of its capital stock, the sale or spin-off of Company assets, partnering or other collaboration agreements, a merger, reverse merger, sale or liquidation of, or acquisition by, the Company and other strategic transactions. During this time, our Board of Directors further developed specific objectives to be used by management in assessing potential transactions. These objectives were intended to yield a potential transaction which our Board of Directors viewed as reasonably likely to provide greater value to the Company’s stockholders than the complete dissolution and liquidation of the Company, and included obtaining value for the MAXY-G34 program in the short-term, limiting the use of Maxygen’s cash in any transaction and preserving a substantial portion of our cash reserves for our stockholders.

As part of this process, our management and members of our Board of Directors directly contacted approximately 75 parties, including many companies with operations or assets in the biodefense industry, regarding a potential transaction involving our MAXY-G34 program or a transaction involving the Company it its entirety. None of our discussions with potential acquirers resulted in any proposals for a transaction that met our Board of Directors’ stated objectives.

In May 2011, we submitted a formal proposal to BARDA for the development of our MAXY-G34 product candidate as a potential medical countermeasure for ARS and, between May and November 2011, the Company’s management, together with its consultants and advisors, devoted substantial time and effort in developing comprehensive plans for continuing the operations of the Company in connection with a potential BARDA contract.

In November 2011, BARDA advised us that our proposal would not be considered for a contract award, primarily due to BARDA’s lack of available funding. Shortly after the receipt of this BARDA notice, our Board of Directors held a regular meeting during which it concluded that the full range of strategic alternatives, including a potential liquidation and dissolution, should be reevaluated in light of the decision by BARDA. The risks of such continued evaluation were also considered, including the further use of existing cash and lack of interest by third parties in a strategic transaction with the Company that met the Board of Directors’ objectives.

During 2012, the Board of Directors met nine times by telephone and in person. During each of these meetings, the Company’s management provided updates on the status of discussions with potential strategic counterparties and the Board of Directors considered various alternative transactions.

During this period, our Board of Directors also reviewed and discussed advice from management and its legal counsel on the process of dissolution and liquidation of the Company if our Board of Directors were to determine such course to be in the best interests of the Company and its stockholders. As part of its evaluation, our Board of Directors regularly reviewed the estimated financial aspects of a liquidation analysis prepared by management reflecting the net assets that management believed would be available for distribution to stockholders pursuant to a plan of liquidation. Also included in our Board of Directors’ consideration of a potential voluntary dissolution and liquidation was a careful analysis of the Company’s obligation pursuant to the DGCL to make reasonable provision, if a dissolution and liquidation were pursued, for outstanding, contingent and unknown obligations.

Our Board of Directors also evaluated the possibility of making a significant cash distribution to stockholders and, on August 6, 2012, authorized a special pro rata distribution of $3.60 per share of common stock, equal to approximately $100.0 million in the aggregate, which was paid in September 2012. In considering the special cash distribution, our Board of Directors evaluated a number of factors, including the likely effects on our ability to fund our limited future operational requirements, our ability to pursue our on-going strategic evaluation, the adequacy of our reserves for potential future liabilities, the potential tax treatment of the distribution and uncertainties regarding potential future increases in the tax rates in 2013 applicable to the distribution.

For the remainder of 2012 and early 2013, the Company’s management entered into preliminary discussions with approximately 40 parties regarding a potential business combination or other transaction. Most of these discussions did not proceed past the preliminary stages or result in any specific proposal for a transaction. While our management entered into more detailed discussions with several of these parties regarding the proposed terms of a potential transaction, such discussions did not result in agreement on the key terms of such transaction, including the structure of such transaction, factors that could affect valuation, the timing and certainty of closing, and the amount of the Company’s cash or other financing required by the counterparty to complete such transaction.

Our Board of Directors met twice in March 2013 to once again review the process the Company had undertaken in connection with its review of the Company’s strategic alternatives. Our Board of Directors also reviewed an updated estimate prepared by management of the net assets that would be available for distribution to stockholders pursuant to a plan of liquidation, as well as the estimated reserves that would reasonably be required for continued operating expenses and outstanding, contingent and unknown obligations. Based on these considerations, our Board of Directors directed our senior management to proceed with preparations for the potential dissolution and liquidation of the Company. Accordingly, the Company’s management, in consultation with its advisors and with the Executive Chairman of our Board of Directors, began to finalize its plans for a dissolution and liquidation of the Company to present to our Board of Directors for approval.

On May 30, 2013, our Board of Directors met for the purpose of considering the liquidation and dissolution of the Company and other alternatives available to the Company. Also present at this meeting, in person or by telephone, were members of management and representatives of Wilson Sonsini Goodrich & Rosati P.C. and Morris, Nichols, Arsht & Tunnell LLP, the Company’s legal counsel. At this meeting, management presented its analysis of the alternatives available to the Company and our Board of Directors once again reviewed the financial aspects of a liquidation analysis prepared by management reflecting estimates of the Company’s assets and potential liabilities, including the net assets available for distribution to stockholders pursuant to a plan of liquidation after the reserve of amounts reasonably necessary to pay or provide for all known, unknown and contingent claims. Our Board of Directors weighed liquidating Maxygen against the potential for an acquisition or other strategic transaction that would provide significant value to Maxygen’s stockholders in excess of management’s estimated liquidation value.

At this meeting, representatives of both Wilson Sonsini Goodrich & Rosati and Morris, Nichols, Arsht & Tunnell also reviewed with our Board of Directors the results of the extensive process the Company had undertaken in connection with its review of strategic alternatives, the fiduciary duties of our Board of Directors, and the terms of the proposed plan of liquidation. As a result of these considerations and other factors, our Board of Directors adopted the Plan of Dissolution and recommended approval of the Plan of Dissolution to our stockholders. It was noted that the Plan of Dissolution could be abandoned by our Board of Directors if a more attractive transaction became available to the Company.

Reasons for Dissolution and Liquidation

In arriving at its determination that the Plan of Dissolution is advisable and in our best interests and the best interests of our stockholders and is the preferred strategic option for Maxygen, our Board of Directors carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. As part of our evaluation process, our Board of Directors considered the risks and timing of each alternative available to Maxygen, as well as management’s financial projections, and consulted with management and our legal advisors. In approving the Plan of Dissolution, our Board of Directors considered several of the factors set out above as well as the following factors:

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that we successfully sold what were, at the time, substantially all of our assets to Astellas in May 2011 and have otherwise sold or distributed substantially all other non-cash assets of Maxygen, other than our MAXY-G34 program;

•

that we substantially ceased to further develop our MAXY-G34 product candidate and believe that substantial expenditure of resources would be required to recommence further development of MAXY-G34 for the chemotherapy induced neutropenia indication, which, even if it successful, would be uncertain to have a viable commercial market;

•

our failure to secure funding from BARDA to further develop our MAXY-G34 program for the ARS indication and our Board of Directors’ belief of the low probability that we would be able to obtain any such funding within a reasonable period of time under circumstances that would provide enhanced value to our stockholders;

•

that our efforts to develop strategic alternatives related to the MAXY-G34 program, including an asset sale, licensing arrangement, or a partnering or collaboration arrangement, have not resulted in the identification of any likely transactions;

•

the fact that we have conducted a comprehensive evaluation to identify strategic alternatives involving Maxygen as a whole, including a merger, reverse merger, asset sale, strategic partnership or other business combination transaction, and have identified no alternative transactions that, in our Board of Directors’ considered judgment, would provide greater value to our stockholders than they would receive in a liquidation;

•	the substantial accounting, legal and other expenses associated with being a small publicly-traded company with no significant source of revenues;

•	the anticipated timing of the distribution of cash to our stockholders in a dissolution compared to other potential strategic transactions;

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the terms and conditions of the Plan of Dissolution, including the provisions that permit our Board of Directors to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in our best interests and the best interests of our stockholders;

•

the fact that Delaware corporate law requires that the dissolution of a corporation be approved by the affirmative vote of holders of a majority of the shares of our common stock entitled to vote, which ensures that our Board of Directors will not be taking actions of which a majority of our stockholders disapprove;

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the fact that approval of the Plan of Dissolution by the requisite vote of our stockholders authorizes our Board of Directors and officers to implement the Plan of Dissolution without further stockholder approval; and

•	the fact that stockholders are not entitled to assert appraisal rights with respect to the Plan of Dissolution under the DGCL.

Our Board of Directors also considered the following negative factors in arriving at its conclusion that dissolving and liquidating Maxygen is in our best interests and the best interests of our stockholders:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders;

•

the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving Maxygen or a sale of shares on the open market;

•	the risks associated with the sale of our remaining non-cash assets as part of the Plan of Dissolution;

•

the fact that stockholders would lose the opportunity to capitalize on the potential business opportunities and possible future growth of Maxygen had we decided to continue to pursue development and commercialization of our MAXY-G34 product candidate;

•	the possibility that the price of our common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

•	the risk that, under Delaware law, our stockholders may be required to return to creditors some or all of the liquidation distributions; and

•

the fact that, if the Plan of Dissolution is approved by our stockholders, we anticipate that stockholders would generally not be permitted to transfer shares of our common stock after the effective date of our filing of the Certificate of Dissolution with the Delaware Secretary of State.

Our Board of Directors also considered the other factors described in the section entitled “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” in this proxy statement and in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.

We cannot offer any assurance that the liquidation value per share of our common stock will equal or exceed the price or prices at which such shares recently have traded or could trade in the future. However, our Board of Directors believes that it is in our best interests and the best interests of our stockholders to distribute to the stockholders our net assets pursuant to the Plan of Dissolution. If our stockholders do not approve the Plan of Dissolution, our Board of Directors will explore what, if any, alternatives are available. in light of our limited business activities and the possible difficulty in rehiring employees and recommencing operations.

Possible alternatives include selling all of our stock or assets, changing our business focus, continuing our efforts to identify a merger partner or a reverse merger partner, or seeking voluntary dissolution at a later time and with diminished assets. At this time, our Board of Directors has considered all of these options and has determined that it is in our best interests and in the best interests of our stockholders to dissolve Maxygen and return the cash to our stockholders. The Board of Directors, however, retains the right to consider other alternatives and abandon the Plan of Dissolution prior to the effective time of the dissolution should a superior offer arise before the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution.”

Dissolution Under Delaware Law

Section 275 of the DGCL provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a majority vote of its stockholders, or by unanimous stockholder consent. Following such approval, the dissolution is effected by filing a Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution.

Section 278 of the DGCL provides that once a corporation is dissolved, it continues its corporate existence for three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes:

•	the settling and closing of any business;

•	the disposition and conveyance of any property,

•	the discharge of any liabilities, including making reasonable provision for contingent and likely future claims;

•	the prosecution and defense of any lawsuits; and

•	the distribution of any remaining assets to stockholders.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Description of the Plan of Dissolution and Dissolution Process

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution attached as Appendix A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution

To become effective, the Plan of Dissolution must be approved by the affirmative vote of a majority of the outstanding shares of our common stock. The approval of the Plan of Dissolution by the requisite vote of the holders of our common stock will constitute adoption of the Plan of Dissolution and a grant of full and complete authority for our Board of Directors and officers, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the Delaware law, including the authority to dispose of all of our remaining non-cash assets.

Dissolution and Liquidation

If the dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

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the cessation of all of Maxygen’s business activities except those relating to winding up and liquidating Maxygen’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us;

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the collection, sale, exchange or other disposition of all or substantially all of Maxygen’s non-cash property and assets, including our MAXY-G34 program and related intellectual property rights, in one transaction or in several transactions;

•	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

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the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

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the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Maxygen;

•	the payment of an initial liquidating distribution to our stockholders of record determined as of the Final Record Date;

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the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Maxygen after payment or provision for payment of claims against and obligations of Maxygen; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Liquidating Distributions; Amount; Timing

It is our current intention to make an initial liquidating distribution to our stockholders of record as of the Final Record Date as soon as practicable following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. The DGCL requires that, prior to making an initial liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, our ability to make a liquidating distribution could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

Based on the assumptions set forth below, among others, we estimate that the amount available for the initial liquidating distribution to our stockholders will be approximately between $68.2 million and $69.6 million, or between $2.45 and $2.50 per share (based on 27,792,520 shares outstanding as of May 31, 2013). We currently estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of approximately $2.45 to $2.59 per share, inclusive of the initial liquidating distribution. This estimate of the amount that may be available for distribution assumes, among other things:

•	that there will be no lawsuits filed against us or our officers or directors prior to or following the approval of the dissolution and liquidation pursuant to the Plan of Dissolution;

•	that the dissolution and wind down of Maxygen will be completed within three years;

•	a reserve of between $11.5 million and $12.9 million to cover estimated expenses and liabilities, which reserve amount includes $2.5 million for unknown claims and contingencies; and

•	that the amount of our estimated expenses to complete the dissolution and wind-down process will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.

The following table sets forth the basis for our estimate of the initial liquidating distribution. The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If our assumptions or estimates contained therein prove to be incorrect, our stockholders may ultimately receive substantially more or less than the amounts estimated here. We do not plan to resolicit stockholder approval for the dissolution and liquidation of the Company pursuant to the Plan of Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Initial Liquidating Distribution to Stockholders

(in millions, except for share and per share amounts)

	Low Estimate	High Estimate
Cash, cash equivalents and short-term investments as of March 31, 2013(1)	$81.1	$81.1
Estimated, Expenses and Cash Reserves
Operating expenses after March 31, 2013(2)	$(6.7)	$(5.5)
Severance(3)	$(1.4)	$(1.4)
Settlement of outstanding CPU awards(4)	$(1.3)	$(1.1)
Cash distributions to holders of restricted stock awards(5)	$(1.0)	$(1.0)
Reserve for unanticipated claims and contingencies	$(2.5)	$(2.5)

Total	$(12.9)	$(11.5)
Estimated cash to distribute to stockholders	$68.2	$69.6

Assumed shares outstanding(6)	27,792,520	27,792,520
Estimated initial liquidating distribution per share	$2.45	$2.50

(1)	Cash, cash equivalents and marketable securities as of March 31, 2013, prior to payment of known, unknown and contingent liabilities and wind-down expenses.
(2)	Estimated operating expenses following March 31, 2013 for personnel, public company related costs, facilities, insurance and other expenses to conduct our wind-down operations but exclusive of all other line items specifically allocated in the table above.
(3)	Estimated severance costs for Mr. Sulat and the remaining employees involved in the dissolution and wind-down process.
(4)	Represents settlement of outstanding contingent performance units (“CPU”) awards.
(5)	Represents cash distributions to holders of restricted stock awards (“RSAs”), which includes the settlement of all cash liabilities associated with the $1.00 per share distribution to the Company’s stockholders in the December 2010, as well as the $3.60 per share distribution to the Company’s stockholders in September 2012.
(6)	Based on shares of common stock outstanding at May 31, 2013. No stock options are expected to be exercised as no outstanding stock options have exercise prices below $3.51.

The amount of cash ultimately distributed to our stockholders in the initial liquidating distribution depends on the accuracy of the assumptions and estimates set forth above and other factors. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution—The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate as set forth in this proxy statement.”

Based on the foregoing, we currently estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of approximately $2.45 to $2.59 per share of Maxygen common stock, inclusive of the initial liquidating distribution. The foregoing estimates are not guarantees and they do not reflect the total range of possible outcomes. You may receive substantially less than the amount of liquidating distributions we currently estimate, or you may not receive any liquidating distributions at all. We are unable to predict the precise amount or timing of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the reserve, the amount to be paid in satisfaction of contingencies as well as our ability to convert our remaining assets to cash. Although our Board of Directors has not established a firm timetable for the liquidating distributions, subject to contingencies inherent in winding up our business, the Board of Directors intends to make such distributions as promptly as practicable. Subject to the requirements of Delaware law, we expect to make a final distribution on or prior to the third anniversary of our dissolution. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution—We cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution, and any such distributions may be substantially less than the estimates set forth in this proxy statement.”

Final Record Date

We anticipate that the Final Record Date will be the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. See “—Description of the Plan of Dissolution and Dissolution Process—Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts.”

All liquidating distributions from us or a liquidating trust on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Sale of Our Remaining Assets

The Plan of Dissolution contemplates the sale of all of our remaining non-cash assets, primarily consisting of our MAXY-G34 program and related intellectual property rights, if and at such time as the Board of Directors may, in its sole discretion, deem to be expedient and in the best interests of the Company and its stockholders. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. Sales of our assets will be made on such terms as are approved by the Board of Directors in its sole discretion. The assets may be sold to one or more purchasers in one or more transactions over a period of time.

It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution—If we are unable to sell our remaining non-cash assets, including our MAXY-G34 program, or if such sales take longer than expected, our stockholders may be unable to realize any value for these assets or receive any additional liquidating distributions related to such assets.”

Contingent Liabilities; Reserve

Under the DGCL, we are required, in connection with our dissolution and liquidation, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all known, non-contingent liabilities. We currently estimate that we will reserve between $11.5 million and $12.9 million, which will be used to pay all expenses (including operating expenses incurred from April 1, 2013 to date and estimated operating expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities. We currently estimate that $2.5 million of this reserve will be set aside to satisfy any unknown or contingent liabilities as required by Delaware law.

The estimated amount of the reserve is based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated legal, accounting and consulting fees, estimated operating lease expenses, estimated payroll and other taxes payable, estimated miscellaneous office expenses, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

Under the DGCL, in the event we fail to create an adequate reserve for payment of our expenses and liabilities, or should such reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets and any portion of our reserve to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustee(s). Our Board of Directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board of Directors determines that it would not be in the best interests of us and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets (other than the reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we would expect either to seek an extension of the three year winding up period from a Delaware court or to transfer in final distribution such remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion, as applicable, to transfer the reserve, if any, or any portion thereof, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the liquidating trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to our stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Dissolution authorizes our Board of Directors to appoint one or more individuals, who may include persons who are also officers or directors of the Company, or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. It is anticipated that our Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our stockholders.

The trust would be evidenced by a trust agreement between the Company and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock in order to receive the interests.

It is further anticipated that, pursuant to the trust agreements:

•	approval of a majority of the trustees would be required to take any action; and

•

the trust would be irrevocable and would terminate after, the earliest of (a) the trust property having been fully distributed, or (b) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (c) a specified number of years having elapsed after the creation of the trust.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

If our stockholders approve the Plan of Dissolution, we will initiate the process to delist our common stock from the NASDAQ Global Market promptly following our Annual Meeting. We anticipate that we will request that trading in our common stock be suspended on the NASDAQ Global Market at the close of business on the date that we file the Certificate of Dissolution with the Delaware Secretary of State or as soon thereafter as is reasonably practicable, and that we will close our stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of common stock will cease after the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State.

After trading is suspended and the closing of our transfer books, our stockholders will not be able to transfer their shares. It is anticipated that the interests in any liquidating trust or trusts would not be transferable, although no determination has yet been made. Such determination will be made by our Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, our Board of Directors’ and management’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.

Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through NASDAQ, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see “Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation”), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. If the Plan of Dissolution is approved, in order to curtail expenses, we will, after the effective date of the filing of the Certificate of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to interest holders. See “Risk Factors to Be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution—We expect to apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company.”

Treatment of Equity Awards and Employee Stock Purchase Plan

Restricted Stock Awards

As of May 31, 2013, there were 198,089 restricted shares of common stock that remained unvested under restricted stock awards (“RSAs”) granted by the Company, of which 54,568 shares will vest on or before June 22, 2013 in accordance with the standard vesting schedule of such awards. Most of the RSA awards that remain unvested will vest in full by September 22, 2013 in accordance with the standard vesting schedule of such awards. Based on the terms set forth in the Company’s 2006 Equity Incentive Plan (“2006 Plan”) under which the RSAs were issued, the unvested shares would participate in any distributions made pursuant to the Plan of Dissolution. In addition, pursuant to the terms of the 2006 Plan and related RSA agreements, any such unvested RSAs will accelerate in full upon the dissolution of the Company (to the extent not otherwise vested in accordance with the standard vesting schedule of such awards).

CPUs

Each of our current employees and members of our Board of Directors hold unvested contingent performance unit (“CPU”) awards. The CPU awards were granted under the 2006 Plan and were designed to protect certain holders of our stock options against a reduction in the share price of our common stock resulting from dividends or distributions to our stockholders, which could negatively affect outstanding options held by our option holders since the options would not otherwise participate in any dividends or distributions to our stockholders. Most of the CPU awards vest on September 22, 2013 in accordance with the standard vesting schedule of such awards. In addition, pursuant to the terms of the 2006 Plan and related CPU award agreements, all unvested CPUs accelerate in full upon the dissolution of the Company. The Compensation Committee of the Board of Directors is also authorized to and has approved the settlement of such CPU awards entirely in cash. We currently estimate that the aggregate cash amount required to settle all vested CPU awards will be between $1.1 million and $1.3 million.

Stock Options

As of May 31, 2013, there were 4,307,665 options outstanding under the Company’s equity incentive plans, including 125,376 options that remained unvested as of such date. Under our equity incentive plans, the Compensation Committee of the Board of Directors is authorized to accelerate the vesting of these unvested options in its sole discretion and the Compensation Committee has approved the acceleration of the vesting of these options to the day immediately following the date that the proposed Plan of Dissolution of the Company is approved by stockholders. In accordance with our equity incentive plans, we will give notice to holders of outstanding stock options of our plans to dissolve and liquidate, and allow these holders to exercise their vested stock options prior to our dissolution. However, because none of the outstanding options have an exercise price less than $3.51, we do not expect any option holder to exercise any of their outstanding options. Unless and until an option is exercised and payment of the applicable exercise price is made, option holders are not entitled to any cash distributions payable under the Plan of Dissolution with respect to their options. Pursuant to the terms of our equity incentive plans, all outstanding options that remain unexercised will terminate immediately upon our dissolution.

We intend to terminate all of our equity incentive plans, including the 2006 Plan, effective upon our dissolution.

Employee Stock Purchase Plan

Effective September 1, 2009, we suspended all employee purchases of Company’s common stock under our 1999 Employee Stock Purchase Plan (the “ESPP”) and we intend to terminate the ESPP effective upon our dissolution.

Information regarding the treatment of the equity awards held by our executive officers is set forth under the heading “Interests of Directors and Executive Officers in Approval of the Plan of Dissolution.”

Authority of Officers and Directors

We expect that, if the Plan of Dissolution is approved, all of the members of our Board of Directors, other than Mr. Stein, will resign prior to or in connection with the filing of our Certificate of Dissolution. Mr. Stein is expected to remain as the sole member of our Board of Directors, and to act as Chief Executive Officer and Chief Financial Officer, throughout the wind-down and dissolution process.

Our Board of Directors may appoint officers, hire employees and retain independent contractors and agents in connection with the wind down process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution by the requisite vote of our stockholders will constitute approval by our stockholders of any such compensation.

The approval of the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board of Directors to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board of Directors deems necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind down its affairs.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Certificate of Incorporation and Bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.

Indemnification and Insurance

We will continue to indemnify our officers, directors, employees, agents and the liquidating trustee(s), if any, to the maximum extent required by applicable law, our Certificate of Incorporation and Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Amendment, Modification or Revocation of Plan of Dissolution

Once the dissolution of Maxygen becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Dissolution, as the blueprint for the liquidation of Maxygen following its dissolution, is subject to alteration or revocation by the Board of Directors without stockholder approval. Thus, if for any reason our Board of Directors determines that such action would be in the best interest of Maxygen and its stockholders, our Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. Our Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and federal securities laws without complying with such requirements. The Plan of Dissolution would be void upon the effective date of any such revocation.

Regulatory Approvals

Except for the filing of the Certificate of Dissolution with the Delaware Secretary of State and compliance with the DGCL, federal and state securities laws and the Internal Revenue Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Interests of Directors and Executive Officers in Approval of the Plan of Dissolution

Members of our Board of Directors and our executive officers may have interests in the approval of the Plan of Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution.

Stock Ownership & Equity Awards

In connection with any liquidating distributions the members of our Board of Directors and our executive officers will be entitled to the same cash distributions as our stockholders based on their ownership of shares of our common stock, which is detailed below.

Members of our Board of Directors and our executive officers own, as of May 31, 2013, an aggregate of 1,496,467 shares of our outstanding common stock, including 174,875 unvested shares underlying RSAs which, based on the terms set forth in the 2006 Plan under which the RSAs were issued, would participate in any distributions made pursuant to the Plan of Dissolution. Most of the outstanding RSAs vest in full by September 22, 2013 in accordance with the standard vesting schedule of such awards. In addition, pursuant to the terms of the 2006 Plan and related RSA agreements, all unvested RSAs will accelerate in full upon the dissolution of the Company.

The table below sets forth the shares of our common stock, including unvested shares underlying RSAs held by each of member of our Board of Directors and our executive officers, as of May 31, 2013:

Name	No. of Shares of Outstanding Common Stock Owned
Isaac Stein Executive Chairman	503,772	(1)

Louis Lange Director	60,000	(2)

Kenneth Lee Director	64,000	(2)

Ernest Mario Director	62,964	(2)

Gordon Ringold Director	357,562	(3)

James Sulat(4) Director, CEO & CFO	360,899	(5)

John Borkholder General Counsel & Secretary	87,270	(6)

(1)	Includes 25,000 shares of restricted stock that that have not yet vested and 222,706 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee.
(2)	Includes 20,000 shares of restricted stock that that have not yet vested.
(3)	Includes 20,000 shares of restricted stock that that have not yet vested and 256,496 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee.
(4)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.
(5)	Includes 899 shares held by the Maxygen 401(k) Plan and 50,000 shares of restricted stock that that have not yet vested.
(6)	Includes 279 shares held by the Maxygen 401(k) Plan and 19,875 shares of restricted stock that that have not yet vested.

CPUs

Members of our Board of Directors and our executive officers each hold unvested CPU awards. The majority of these CPU awards vest on September 22, 2013 in accordance with the standard vesting schedule of such awards. Pursuant to the terms of the 2006 Plan and related CPU award agreements, all unvested CPUs will accelerate in full upon the dissolution of the Company. The Compensation Committee of the Board of Directors is also authorized to and has approved the accelerated settlement of the CPUs entirely in cash. All unvested CPUs remaining following such settlement will expire immediately.

We currently estimate that the approximate cash amount to be received by each member of our Board of Directors and executive officer in settlement of the CPU awards in connection with our dissolution will be as follows:

Name	Cash Settlement Value of CPU Awards(1)
Isaac Stein Executive Chairman	$202,000

Louis Lange Director	$53,000

Kenneth Lee Director	$17,000

Ernest Mario Director	$45,000

Gordon Ringold Director	$45,000

James Sulat(2) Director, CEO & CFO	$386,000

John Borkholder General Counsel & Secretary	$162,000

(1)	Reflects the fair value of such awards at May 31, 2013. We currently estimate that the aggregate cash amount required to settle all vested CPUs upon our dissolution, including those held by our executive officers and members of our Board of Directors, will be between $1.1 million and $1.3 million.
(2)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013 and will receive the settlement value of his CPU upon his resignation.

Stock Options

As of May 31, 2013, members of our Board of Directors and our executive officers held approximately 1,405,500 options outstanding under the Company’s equity incentive plans, of which 104,875 options remained unvested as of such date. As indicated above, the Compensation Committee has approved the acceleration of the vesting of all unvested options, including those held by our executive officers and members of our Board of Directors, to the day immediately following the date that the proposed Plan of Dissolution of the Company is approved by stockholders. However, because none of the outstanding options have an exercise price of less than $3.51, we do not expect any executive officer or member of our Board of Directors to exercise any of their outstanding options. Unless and until an option is exercised and payment of the applicable exercise price is made, option holders are not entitled to any cash distributions payable under the Plan of Dissolution with respect to their options. Pursuant to the terms of our equity incentive plans, all outstanding options that remain unexercised will terminate immediately upon our dissolution.

Compensation Arrangements

Isaac Stein, Executive Chairman of the Board of Directors

Mr. Stein currently serves as the Executive Chairman of our Board of Directors. In connection with the expected departure of Mr. Sulat, the Board of Directors has appointed Mr. Stein to serve as Chief Executive Officer and Chief Financial Officer of the Company, effective as of July 1, 2013. Mr. Stein will continue to serve as Executive Chairman of the Board of Directors, and to act as Chief Executive Officer and Chief Financial Officer throughout the wind-down and dissolution process. Except as otherwise described below, Mr. Stein will not receive any additional compensation for his services as Chief Executive Officer and Chief Financial Officer or for his continued service as a director.

Equity Awards

As noted above, Mr. Stein currently holds equity awards that will be subject to accelerated vesting immediately prior to the effectiveness of the dissolution (to the extent such awards do not otherwise vest in accordance with the original vesting schedule of such awards). Mr. Stein’s unvested equity awards include, as of May 31, 2013, (i) 25,000 shares of unvested restricted stock under an RSA granted on September 22, 2009 and scheduled to vest by September 22, 2013; (ii) a CPU award granted on September 22, 2009 and scheduled to vest on September 22, 2013; and (iii) 25,000 options that remain unvested under an option award granted on September 22, 2009 at an exercise price of $6.53 and scheduled to vest in full by September 22, 2013.

Waverley Consulting Agreement

We are party to a consulting agreement with Waverley Associates, Inc. (“Waverley”), a private investment firm for which Mr. Stein is the president and sole stockholder. The consulting agreement provides for consulting fees payable to Waverley of $50,000 per month and a two-year notice period for termination of the agreement by either party. We currently expect to provide Waverley with notice regarding the termination of this agreement on December 31, 2013, with termination effective as of December 31, 2015 (two years after notice of termination). Waverley will continue to provide consulting services to the Company and the Company will continue to pay consulting fees to Waverley in accordance with the consulting agreement until the effective date of such termination. The Company paid Waverley a total of $600,000 in consulting fees during 2012 and will continue to pay Waverley consulting fees at the current monthly rate for the remaining term of the consulting agreement, which is expected to terminate on December 31, 2015. In addition, until February 2013, the Company paid a portion of insurance premiums for medical, dental and vision coverage for the benefit of Mr. Stein under the Company’s group policies. The Company paid a total of $50,496 in respect of these insurance premiums during 2012.

James Sulat, Chief Executive Officer and Chief Financial Officer

Severance Arrangements

Mr. Sulat currently serves as the Company’s Chief Executive Officer, Chief Financial Officer and as a member of the Board of Directors. In connection with the approval of the Plan of Dissolution by the Board of Directors on May 30, 2013, Mr. Sulat made the decision to step down as Chief Executive Officer, Chief Financial Officer and as a member of the Board of Directors, with such departure to take effect on June 30, 2013.

In connection with his departure, the Compensation Committee of the Board of Directors approved severance arrangements for Mr. Sulat that will provide him with the payments and benefits otherwise provided under his change of control agreement. See “Proposal No. 5: Advisory Resolution to Approve Executive Compensation—Executive Compensation—Potential Payments Upon Termination or Change of Control—Change of Control Agreements.” Accordingly, upon the effective date of his resignation and subject to his execution of a release of claims, Mr. Sulat will be entitled to receive (i) a lump sum payment equal to his current base salary of $578,100; (ii) the payment of his target bonus amount for 2013, equal to $289,050; (iii) the acceleration of all of Mr. Sulat’s outstanding and unvested equity awards, which include, as of May 31, 2013, (i) 50,000 shares of unvested restricted stock under an RSA granted on September 22, 2009 and scheduled to vest by September 22, 2013; (ii) a CPU award granted on September 22, 2009 and scheduled to vest on September 22, 2013; (iii) 50,000 options that remain unvested under an option award granted on September 22, 2009 at an exercise price of $6.53 and scheduled to vest by September 22, 2013; and (iv) continuation of his health benefits for up to 12 months.

In addition, following his departure, Mr. Sulat will enter into a consulting agreement with the Company to provide his continued consulting services on an as-needed hourly basis at a rate of $300 per hour. The consulting agreement will have a term of one year and be terminable by the Company at any time upon prior notice.

John Borkholder, General Counsel

Post-Dissolution Compensation and Severance Arrangements

Mr. Borkholder currently serves as our General Counsel and Secretary will remain employed by the Company at his current salary and benefits at least through December 31, 2013 and may be retained as an employee or consultant thereafter. Upon the termination of his employment, Mr. Borkholder will remain eligible to receive the payments and benefits provided for under his change of control agreement. See “Proposal No. 5: Advisory Resolution to Approve Executive Compensation—Executive Compensation—Potential Payments Upon Termination or Change of Control—Change of Control Agreements.”

Equity Awards

As noted above, Mr. Borkholder currently holds equity awards will be subject to accelerated vesting immediately prior to the effectiveness of the dissolution (to the extent such awards do not otherwise vest in accordance with the original vesting schedule of such awards). Mr. Borkholder’s unvested equity awards include, as of May 31, 2013, (i) 8,125 shares of unvested restricted stock under an RSA granted on September 22, 2009 and scheduled to vest by September 22, 2013; (ii) 11,750 shares of unvested restricted stock under an RSA granted on January 3, 2011 and scheduled to vest in full by January 1, 2015; (iii) a CPU award granted on September 22, 2009 and scheduled to vest on September 22, 2013; (iv) a CPU award granted on January 3, 2011 and scheduled to vest on January 1, 2015; (v) 8,125 options that remain unvested under an option award granted on September 22, 2009 at an exercise price of $6.53 and scheduled to vest by September 22, 2013; and (vi) 11,750 options that remain unvested under an option award granted on January 3, 2011 at an exercise price of $4.04 and scheduled to vest in full by January 1, 2015.

Retention Bonus

Our Board of Directors, based on the recommendation of the Compensation Committee, also approved the payment of retention bonuses to certain of the Company’s remaining employees, including Mr. Borkholder, contingent upon stockholder approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. Accordingly, Mr. Borkholder will be eligible to receive a cash payment of $120,000 on the day immediately after the date on which our stockholders approve the Plan of Dissolution, subject to his continued employment through such date.

Board Compensation

Pursuant to our compensation policy for non-employee directors, non-employee directors of the Company are paid (i) an annual retainer fee of $40,000; (ii) an annual retainer fee of $20,000 for service as chairperson of the Audit Committee of the Board of Directors, if applicable; (iii) an annual retainer fee of $15,000 for service as chairperson of any committee of the Board of Directors other than the Audit Committee, if applicable; (iv) an annual retainer fee of $5,000 for service as a member (but not the chairperson) of any committee of the Board of Directors, if and as applicable; (v) a meeting fee of $5,000 per meeting of the Board of Directors; (vi) a meeting fee of $1,000 per special or telephonic meeting of the Board of Directors of limited duration; and (vii) a meeting fee of $1,000 per meeting of a committee of the Board of Directors (including meetings of any special or ad hoc committee of the Board of Directors).

Non-employee members of the Board of Directors also receive nondiscretionary, automatic grants of 15,000 restricted shares of common stock of the Company on the date that the Board of Directors member first is appointed or elected to the Board of Directors. In addition, non-employee members of the Board of Directors receive nondiscretionary, automatic grants of 10,000 restricted shares of common stock of the Company each year on the date of the first meeting of the Board of Directors immediately following each annual meeting of stockholders of the Company (even if held on the same day as any such annual meeting of stockholders of the Company); provided, however, that the Board of Directors member is not an employee of the Company as of any such date. As discussed below, the Board of Directors approved a special cash award to each non-employee board member in lieu of such annual restricted share award with respect to 2013.

It is expected that non-employee members of the Board of Directors will continue to be paid any unpaid portion of their annual retainers for 2013, as well as meeting fees for any meetings that take place prior to our dissolution. It is currently anticipated that our compensation policy for non-employee directors will cease and be terminated as of the effective date of the dissolution, provided that the Company may adopt a new cash-based director compensation policy if necessary to take effect for non-employee directors performing services for the remainder of 2013 and beyond.

In addition, in connection with the Board’s approval of the Plan of Dissolution, the Board, based on the recommendation of the Compensation Committee, canceled the automatic annual RSAs granted to non-employee board members and approved a special cash award of $60,000 to each non-employee board member in lieu of the annual equity award. The cash payment will be paid shortly after, and will be contingent upon, the filing of the Certificate of Dissolution.

For additional information concerning the compensation of the members of our Board of Directors, see “Proposal 3: Election of Directors—Director Compensation.”

Indemnification and Insurance

In connection with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our Certificate of Incorporation and Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the Plan of Dissolution, including the dissolution and liquidation of the Company contemplated thereby, than our other stockholders.

Other than as set forth above, it is not currently anticipated that our dissolution and liquidation will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation

The following is a summary of certain material United States federal income tax consequences of the Plan Dissolution that are applicable to our stockholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested concerning the United States federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH COMPANY STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-UNITED STATES TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE MERGER.

The following discussion does not address all of the United States federal income tax consequences that may be relevant to our stockholders, including Company stockholders who, in light of their particular circumstances, may be subject to special rules, including, without limitation, holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

Federal Income Taxation of our Stockholders

Amounts received by stockholders pursuant to the dissolution and liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our dissolution and liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

Amounts received by stockholders pursuant to the Plan of Dissolution will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our reserve (see “Description of the Plan of Dissolution and Dissolution Process—Contingent Liabilities; Reserve”), payments by stockholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from us at the time of the transfer. The liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts, whether or not the liquidating trust makes any actual distributions. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our stockholders, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if appropriate, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If a Company stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the then prevailing rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Accounting Treatment

If our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, we will change our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Required Vote

The affirmative vote of the holders of a majority of our outstanding common stock entitled to vote is required for approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Recommendation of our Board of Directors

On May 30, 3013, our Board of Directors: (1) determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of us and our stockholders, (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby, and (3) recommended that our stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 if there are not sufficient votes at the Annual Meeting to approve Proposal 1. Any adjournment of the Annual Meeting may be made without notice, other than by the announcement made at the Annual Meeting, if a majority of the votes cast affirmatively or negatively for this proposal vote in favor of the Meeting Adjournment Proposal at the Annual Meeting. However, if the adjournment is for more than 30 days from the date set for the original meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Annual Meeting requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal at the Annual Meeting.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR the approval of Proposal 2.

PROPOSAL 3: ELECTION OF DIRECTORS

General

At the Annual Meeting, stockholders will elect members of the Board to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. The Board of Directors has nominated all of the current directors for re-election to the Board other than Mr. Sulat, who is expected to resign from the Board effective June 30, 2013. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at six members and will be reduced to five members upon the resignation of Mr. Sulat. Accordingly, five nominees will be elected at the Annual Meeting to be the five directors of the Company. Directors are elected by a plurality of the votes cast. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.

Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve. However, if the Plan of Dissolution is approved by stockholders, all of our directors, except for Mr. Stein, have indicated that they expect to resign from our Board of Directors prior to or in connection with the filing of the Certificate of Dissolution. Mr. Stein is expected to remain the sole director of Maxygen throughout the wind-down and dissolution process, but may resign at any time.

Required Vote

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR each of the nominees listed below.

Nominees

The names of the nominees in alphabetical order and certain information about them are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Louis G. Lange, M.D., Ph.D.(1)	65	Director	2005
Kenneth B. Lee, Jr.(1)	65	Director	2009
Ernest Mario, Ph.D.(1)	74	Director	2001
Gordon Ringold, Ph.D.(1)	62	Director	1997
Isaac Stein	66	Director & Executive Chairman of the Board	1996

(1)	Member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Louis G. Lange, M.D., Ph.D., has served as a director since December 2005. Dr. Lange is currently a partner with Asset Management Company, a venture capital firm that he joined in June 2009. Since June 2009, Dr. Lange has also served as a Senior Advisor of Gilead Sciences, Inc. From April 2009 to June 2009, Dr. Lange served as Executive Vice President, Cardiovascular Therapeutics, of Gilead. He was a founder of CV Therapeutics, Inc. and served as its Chairman and Chief Executive Officer from August 1992 until the acquisition of the company by Gilead in April 2009. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997 and was a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization from 1999 to 2009. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish

Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Kenneth B. Lee, Jr. has served as a director since September 2009. He is currently a General Partner with Hatteras Venture Partners, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. From January 2002 to June 2002, Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company. From 2000 to 2001, Mr. Lee was Managing Director of Ernst & Young LLP’s Health Sciences Corporate Finance Group. From 1982 through 2000, Mr. Lee was a Partner of Ernst & Young LLP. Mr. Lee is also a director of Pozen, Inc. and BioCryst Pharmaceuticals, Inc. and has previously served as a director of Abgenix, Inc., Inspire Pharmaceuticals, Inc., OSI Pharmaceuticals and CV Therapeutics, Inc. Mr. Lee also serves as a member of the executive committee of the Board of the North Carolina Biotechnology Industry Organization. Mr. Lee received a B.A. from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Ernest Mario, Ph.D., has served as a director since July 2001. Since August 2007, Dr. Mario has served as the Chairman of the Board and Chief Executive Officer of Capnia, Inc., a privately held pharmaceutical company. From April 2003 to August 2007, Dr. Mario served as the Chairman of the Board and Chief Executive Officer of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company. Prior to joining Reliant Pharmaceuticals, he was Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor Apothogen, Inc. from January 2002 until April 2003. Dr. Mario was the Chairman and Chief Executive Officer of ALZA Corporation, a pharmaceutical company, from 1997 to 2001 and was Co-Chairman and Chief Executive Officer of ALZA Corporation from 1993 to 1997. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from 1989 to 1993, and as Deputy Chairman from 1992 to 1993. Dr. Mario is also a director of Boston Scientific Corporation, Celgene Corporation, Tonix Pharmaceuticals Holding Corp., Xenoport, Inc. and Vivus, Inc. and has previously served as a director of Pharmaceutical Product Development, Inc. and IntraBiotics Pharmaceuticals, Inc. Dr. Mario received a Ph.D. and an M.S. in physical sciences from the University of Rhode Island and a B.S. in pharmacy from the Ernest Mario School of Pharmacy at Rutgers University.

Gordon Ringold, Ph.D., has served as a director since September 1997. Since June 2010, Dr. Ringold has served as the Senior Director of the University of California, Santa Cruz, Silicon Valley Initiatives. Since June 2010, Dr. Ringold also has served as the Executive Chairman of Alavita Pharmaceuticals, Inc., a private biotechnology company. Dr. Ringold previously served as the Chairman and Chief Executive Officer of that company from 2005 to June 2010. From 1997 to 2005, Dr. Ringold served as Chairman and Chief Executive Officer of SurroMed, Inc., a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer of Affymax, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold is also a director of Alexza Pharmaceuticals, Inc. Dr. Ringold received a Ph.D. in microbiology from the University of California, San Francisco in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz.

Isaac Stein has served as the Company’s Chairman of the Board of Directors since June 1998 and as Executive Chairman of the Board of Directors since September 2009, and has been a director since May 1996. Mr. Stein also has been appointed as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of July 1, 2013. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is a member of and the emeritus Chairman of the Board of Trustees of Stanford University and is a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc. and The Income Fund of America, Inc. (all affiliated with the Capital Group Companies), and Alexza Pharmaceuticals, Inc. He is also a director of the James Irvine Foundation. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

Qualifications of Nominees

Our Board and Corporate Governance and Nominating Committee have evaluated and recommended each of the five directors currently standing for election at the Annual Meeting. The following table highlights the specific experience, qualifications, attributes and skills of the director nominees that led to the conclusion that the nominee should serve as a director of Maxygen:

Nominee	Relevant Experience and Qualifications
Louis G. Lange	Significant leadership and business experience, including as a partner of Asset Management Company, a venture capital firm focused on the information technology and life science sectors, as the founder of CV Therapeutics, Inc. and by serving as the Chairman and Chief Executive Officer of CV Therapeutics from August 1992 until the acquisition of the company by Gilead in April 2009. Significant scientific experience, as he holds a Ph.D. in biological chemistry from Harvard University and previously served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Breadth of knowledge about Maxygen’s business, given service on Maxygen’s Board since 2005.

Kenneth B. Lee, Jr.	Significant business experience, including currently serving as a General Partner with Hatteras Venture Partners, LLC, a venture capital firm focused on biopharmaceuticals, medical devices, diagnostics, and related opportunities in human medicine, and as a current or former director of several other biopharmaceutical companies, including Pozen, Inc., BioCryst Pharmaceuticals, Inc., Abgenix, Inc., Inspire Pharmaceuticals, Inc., OSI Pharmaceuticals and CV Therapeutics, Inc. Significant financial expertise as he previously served as Managing Director of Ernst & Young LLP’s Health Sciences Corporate Finance Group and as a Partner of Ernst & Young LLP.

Ernest Mario	Significant leadership and business experience, including currently serving as the Chairman of the Board and Chief Executive Officer of Capnia, Inc., a privately held pharmaceutical company, and by previously serving as Chief Executive Officer of several public and private pharmaceutical and biopharmaceutical companies, including Reliant Pharmaceuticals, Inc., IntraBiotics Pharmaceuticals, Inc., ALZA Corporation and Glaxo Holdings plc. Significant scientific experience, as he holds a Ph.D. and an M.S. in physical sciences from the University of Rhode Island and a B.S. in pharmacy from the Ernest Mario School of Pharmacy at Rutgers University. Breadth of knowledge about Maxygen’s business, given service on Maxygen’s Board since 2001.

Gordon Ringold	Significant leadership and business experience, including currently serving as the Senior Director of the University of California, Santa Cruz, Silicon Valley Initiatives and as the Executive Chairman of Alavita Pharmaceuticals, Inc. and previously serving as the Chairman and Chief Executive Officer of Alavita and as the Chief Executive Officer of SurroMed, Inc. and Affymax Research Institute. Significant scientific experience, as he earned a Ph.D. in microbiology from the University of California, San Francisco in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Breadth of knowledge about Maxygen’s business, given service on Maxygen’s Board since 1997.

Isaac Stein	Significant leadership, business and financial experience across a range of industries, including biotechnology and investment management, by currently serving as the President of Waverley Associates, Inc., a private investment firm, and as a member of the board of directors of various public and private biopharmaceutical companies, including Alexza Pharmaceuticals, Inc., and various investment funds, including the American Balanced Fund, Inc., International Growth and Income Fund, Inc. and The

Nominee	Relevant Experience and Qualifications
Income Fund of America, Inc. (all affiliated with the Capital Group Companies). Significant business and legal expertise, as he holds both an M.B.A. and J.D. from Stanford University and previously served as a partner in the law firm of Heller Ehrman White & McAuliffe LLP. Breadth of knowledge about Maxygen’s business as a result of service on Maxygen’s Board since its formation in 1996, including as the Chairman of Maxygen’s Board since June 1998 and as Executive Chairman since September 2009.

Executive Officers

Executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors. Certain information regarding our executive officers is set forth below:

Name of Executive Officer	Age	Position Held With the Company
James R. Sulat(1).	62	Chief Executive Officer, Chief Financial Officer & Director

Isaac Stein(2).	66	Chief Executive Officer, Chief Financial Officer & Director

John Borkholder	44	General Counsel & Secretary

(1)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.
(2)	Mr. Stein has been appointed as our Chief Executive Officer and Chief Financial Officer effective July 1, 2013.

James R. Sulat has served as the Company’s Chief Executive Officer and Chief Financial Officer since October 2009 and has served as a director since October 2003. From February 2008 to November 2008, Mr. Sulat served as the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From May 2005 to February 2008, Mr. Sulat served as Chief Executive Officer of Memory Pharmaceuticals Corp. Mr. Sulat was Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., a diversified printing company, from February 2004 until May 2004. From April 2003 to February 2004, Mr. Sulat was Senior Executive Vice President of Moore Wallace Incorporated, a diversified printing company that was acquired by R.R. Donnelley in 2004. From April 1998 to April 2003, Mr. Sulat was Vice President and Chief Financial Officer of Chiron Corporation, a biotechnology company. Mr. Sulat is also a director of Intercell AG and Momenta Pharmaceuticals, Inc., and has previously served as a director of Memory Pharmaceuticals Corp. and Vans, Inc. Mr. Sulat holds a B.S. from Yale University, an M.B.A. from Stanford University and an M.S. in health services administration from Stanford University.

Isaac Stein’s biography is set forth above.

John Borkholder has served as General Counsel & Secretary since January 2011. Mr. Borkholder joined Maxygen in November 2005 as Senior Counsel and served as Chief Corporate Counsel & Secretary beginning in March 2008 before being promoted to General Counsel in January 2011. Prior to joining Maxygen, Mr. Borkholder served as an attorney with the law firms of Orrick, Herrington & Sutcliffe LLP and Giancarlo & Gnazzo, P.C. Mr. Borkholder holds a B.A. in philosophy from the University of North Carolina at Wilmington and a J.D. from the University of California, Hastings College of the Law.

Director Compensation

Non-employee directors of the Company are paid (i) an annual retainer fee of $40,000; (ii) an annual retainer fee of $20,000 for service as chairperson of the Audit Committee of the Board of Directors, if applicable; (iii) an annual retainer fee of $15,000 for service as chairperson of any committee of the Board of Directors other than the Audit Committee, if applicable; (iv) an annual retainer fee of $5,000 for service as a member (but not the chairperson) of any committee of the Board of Directors, if and as applicable; (v) a meeting fee of $5,000 per meeting of the Board of Directors; (vi) a meeting fee of $1,000 per special or telephonic meeting of the Board of Directors of limited duration; and (vii) a meeting fee of $1,000 per meeting of a committee of the Board of Directors (including meetings of any special or ad hoc committee of the Board of Directors).

Non-employee members of the Board of Directors also receive nondiscretionary, automatic grants of 15,000 restricted shares of common stock of the Company on the date that the Board of Directors member first is appointed or elected to the Board of Directors. In addition, non-employee members of the Board of Directors receive nondiscretionary, automatic grants of 10,000 restricted shares of common stock of the Company each year on the date of the first meeting of the Board of Directors immediately following each annual meeting of stockholders of the Company (even if held on the same day as any such annual meeting of stockholders of the Company); provided, however, that the Board of Directors member is not an employee of the Company as of any such date. As discussed below, the Board of Directors approved a special cash award to each non-employee board member in lieu of such annual restricted stock award in 2013.

Both the initial and annual awards of restricted shares of common stock of the Company to non-employee members of the Board of Directors are made under the Company’s 2006 Equity Incentive Plan, or 2006 Plan, and subject to the non-employee Board member’s continuous service to the Company, will vest as to 25% of the shares subject to the award each year on the first four anniversaries of the grant date; provided, however, that all shares subject to an award will immediately vest upon occurrence of a change in control or dissolution of the Company.

From time to time, the Board of Directors also approves the grant of additional equity awards to individual directors. In May 2008, the Board of Directors approved the grant of a restricted stock unit award covering 60,000 shares of Company common stock to Mr. Isaac Stein in his capacity as Chairman of the Board of Directors. This award was subject to the same terms and conditions applicable to the restricted stock unit awards granted to Company employees and became fully vested on November 30, 2009. In addition, on September 22, 2009, the Board of Directors authorized and approved special one-time grants of equity awards under the 2006 Plan to Mr. Stein and each non-employee member of the Board of Directors. Each non-employee member of the Board of Directors received (i) options to purchase 20,000 shares of common stock of the Company; (ii) 20,000 restricted shares of common stock of the Company; and (iii) contingent performance units, or CPUs, in the following amounts:

Name	CPU Award (# units)
Louis Lange	64,388
Kenneth Lee	15,314
Ernest Mario	40,669
Gordon Ringold	40,669

Mr. Stein was awarded (i) an option to purchase 200,000 shares of common stock of the Company, (ii) 200,000 restricted shares of common stock of the Company, and (iii) 290,813 CPUs. These awards are subject to the same terms and conditions applicable to the awards granted to Company employees on such date, with 10% of the shares subject to the option and restricted stock awards vesting on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to the awards, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to the awards, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the awards; provided, however, that all shares subject to the award will immediately vest upon occurrence of a change in control or dissolution of the Company. The stock options had an exercise price of $6.53, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant, and expire ten years after the date of grant.

In addition to the compensation paid or awarded to Mr. Stein for his services as a member of the Board of Directors and Executive Chairman of the Board of Directors, in 2006 the Company entered into a consulting agreement with Waverley Associates, Inc., or Waverley, a private investment firm for which Mr. Stein is the president and sole stockholder. Under this consulting arrangement, the Company pays consulting fees to Waverley and granted Mr. Stein an option to purchase shares of the Company’s common stock. See “—Related Party Transactions.” The amounts paid to Waverley in 2012 under the consulting agreement are included in the Director Compensation table below. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director.

In connection with the Board of Directors’ approval of the Plan of Dissolution, the Board of Directors, based on the recommendation of the Compensation Committee, canceled the automatic annual RSA grants to non-employee board members and approved a special cash award of $60,000 to each non-employee board member in lieu of the annual equity award. The cash payment will be paid shortly after, and will be contingent upon, the filing of the Certificate of Dissolution.

2012 Director Compensation Table

The following table shows compensation paid, earned or awarded to each member of our Board for 2012.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation		Total
Isaac Stein, Executive Chairman	$—	$—	$—	$650,496	(2)	$650,496
James R. Sulat(3)	$—	$—	$—	$—		$—
Louis G. Lange	$93,000	$58,900	$—	$—		$151,900
Kenneth B. Lee, Jr.	$100,000	$58,900	$—	$—		$158,900
Ernest Mario	$95,000	$58,900	$—	$—		$153,900
Gordon Ringold	$85,500	$58,900	$—	$—		$143,900

(1)	Represents the aggregate grant date fair value of shares of restricted stock awards granted to the director in 2012 computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 718. See Note 1 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. These amounts reflect the fair value of these awards for accounting purposes and do not represent the actual compensation received, or the actual value that may be realized, by the director. Aggregate stock option and restricted stock awards held by each of our directors as of December 31, 2012 is set forth below:

Name	Aggregate Option Awards Outstanding as of December 31, 2012	Aggregate Stock Awards Outstanding as of December 31, 2012
Isaac Stein, Executive Chairman	492,500	37,500
James R. Sulat	487,500	75,000
Louis G. Lange	92,500	28,750
Kenneth B. Lee, Jr.	20,000	28,750
Ernest Mario	62,500	28,750
Gordon Ringold	62,500	28,750

In addition, the compensation amounts above do not include any amounts attributable to the CPU awards granted to each director in September 2009. As the CPUs are accounted for as liability awards, the Company re-measures the fair value of such awards at each reporting date, and records compensation expense utilizing a straight-line attribution method. For illustrative purposes only, assuming a settlement of the CPUs on December 31, 2012, the aggregate potential value of the CPU awards granted to Messrs. Stein, Sulat, Lange,

Lee, Mario and Ringold would have been approximately $219,000, $419,000, $59,000, $19,000, $49,000 and $49,000, respectively, which amounts could have been settled by the Company in shares of Maxygen common stock and/or cash. For additional information regarding the CPU awards, see “Compensation Discussion and Analysis— Components of Executive Compensation—Long-Term Equity Plan—Contingent Performance Units.”

(2)	Represents (i) $600,000 paid to Waverley during 2012 pursuant to the above referenced consulting agreement with Waverley and (ii) $50,496 representing the Company’s portion of insurance premiums for medical, dental and vision coverage under the Company’s group policies. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director.
(3)	Mr. Sulat was appointed our Chief Executive Officer and Chief Financial Officer effective October 1, 2009. As a result, his compensation is set forth in the Summary Compensation Table on page 76. Effective upon such appointment, Mr. Sulat no longer receives additional compensation for his service as a director. Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines for the Company that embody long-standing practices of the Company and also include procedures designed to incorporate current corporate governance best practices. In addition, the Board of Directors has adopted a Code of Business Conduct for Employees, Executive Officers and Directors that establishes corporate standards of behavior for all our employees, officers, and directors. Copies of the Company’s Corporate Governance Guidelines and Code of Business Conduct are available on our website at www.maxygen.com under “Corporate Governance.”

Board Composition and Meetings

The Board of Directors currently consists of six members and will be reduced to five members upon the resignation of Mr. Sulat. Each of the five remaining directors is a nominee for election to the Board of Directors at the Annual Meeting. The Board of Directors met nine times during 2012. Neither Mr. Sulat nor any nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

Director Attendance at Annual Meeting

The Board of Directors and the Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board of Directors. All of the Company’s directors, except for Mr. Lee and Dr. Ringold, attended the 2012 Annual Meeting of Stockholders.

Board Independence

As required under the listing standards of the NASDAQ Global Market and our Corporate Governance Guidelines, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Corporate Governance Guidelines require that, on an annual basis, each director complete a Director and Officer Questionnaire identifying any transactions with us in which the director or their family members have an interest. Consistent with these considerations, after review of the Director and Officer Questionnaires and all relevant information regarding transactions or relationships between each director or their family members, and the Company, our executive officers and our independent auditors, the Board of Directors has affirmatively determined that all of our current directors, except for Mr. Sulat, our Chief Executive Officer and Chief Financial Officer, and Mr. Stein, the Executive Chairman of the Board of Directors, are “independent” within the meaning of the applicable NASDAQ listing standards. In making this determination, the Board of Directors found that none of the directors, except for Mr. Sulat and Mr. Stein, had a relationship with the Company other than as a director and stockholder. Mr. Sulat is not independent based on his service as our Chief Executive Officer and Chief Financial Officer. Mr. Stein is not independent by virtue of the consulting arrangement between us and Waverley Associates, Inc., a private investment firm of which Mr. Stein is the president and sole stockholder. See “Related Party Transactions.”

Board Leadership Structure

Mr. Stein has served as the Chairman of our Board since June 1998 and as Executive Chairman since September 2009. Mr. Sulat served as our Chief Executive Officer, as well as our Chief Financial Officer, since October 2009. Prior to the approval of the Plan of Dissolution by the Board of Directors, the Board of Directors believed that the positions of Chairman of the Board of Directors and Chief Executive Officer should remain separate to enable the Board of Directors to effectively provide guidance to, and oversight and accountability of, management. In carrying out his responsibilities as Executive Chairman, Mr. Stein preserved the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board of Directors to review and express its views on corporate strategy. To fulfill his role, Mr. Stein, among other things, creates and maintains an effective working relationship between the Board of Directors and our management, provided the Chief Executive Officer with ongoing direction as to the current needs, interests and opinions of the Board of Directors, and ensures that the Board of Directors agenda is appropriately directed to the matters of greatest importance to the Company. Mr. Stein’s duties as the Executive Chairman of the Board of Directors have included: (i) presiding over all meetings of the Board of Directors; (ii) preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the Chief Executive Officer and other members of the Board of Directors; (iii) coordinating periodic review of management’s strategic plan for the Company; (iv) after consulting with other Board members and the Chief Executive Officer, making recommendations to the Corporate Governance and Nominating Committee as to the membership of various Board committees and committee chairs; (v) presiding over all meetings of stockholders; (vi) encouraging active participation by each member of the Board of Directors; and (vii) performing such other duties and services as the Board of Directors may require.

The Board of Directors believes this leadership model, together with all Board members (other than the Executive Chairman and the Chief Executive Officer) being independent, all key committees of the Board of Directors being comprised solely of, and chaired by, independent directors (and the fact that all independent directors currently are members of each of the key committees of the Board of Directors) and the Company’s established governance guidelines, has provided an effective leadership structure for the Company.

Following stockholder approval of the Company’s dissolution, Mr. Stein is expected to remain as the sole member of our Board of Directors, and to continue to act as Chief Executive Officer and Chief Financial Officer, throughout the wind-down and dissolution process.

The Board of Directors’ Role in Risk Management

Risk management is an integral part of deliberations by the Board of Directors and Board committees throughout the year. As a part of its oversight function, the Board of Directors monitors how management operates the Company. When making any decisions and approving strategies the Board of Directors considers, among other things, the risks and vulnerabilities the Company faces, including operational risks facing the Company, their relative magnitude and management’s plan for mitigating these risks.

Our Audit Committee, which is comprised solely of independent directors, is responsible for assessing the risks associated with the Company’s business. At one or more regular meetings of the Audit Committee, our Audit Committee reviews risks associated with our financial and accounting systems, accounting policies, investment strategies and other matters that have significant elements of risk associated with them. In addition, our Audit Committee regularly meets in executive session and in private sessions with Company’s independent registered public accounting firm to discuss, among other things, risks to Company’s business. Further, our Compensation Committee, which is also comprised solely of independent directors, is responsible for evaluating the Company’s compensation policies and practices for its employees to help ensure that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Committees

The standing committees of the Board of Directors are an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board of Directors has adopted and maintains charters for each of its standing committees. Copies of the charters of the committees named above are available on our website at www.maxygen.com under “Corporate Governance.”

Audit Committee. The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for overseeing internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (ii) reviews the Company’s annual financial statements with management and the Company’s independent registered public accounting firm prior to filing any Annual Report on Form 10-K; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal controls over financial reporting; (vi) reviews the scope of other services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and its significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the auditor’s review procedures, prior to filing any Quarterly Report on Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate.

The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees, received through established procedures, of these concerns.

During 2012, the Audit Committee met four times. The membership of the Audit Committee is currently comprised of Kenneth Lee (Chairman), Louis Lange, Ernest Mario and Gordon Ringold. The Audit Committee is a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has determined that all current members of the Audit Committee are “independent” under applicable NASDAQ listing standards and the rules of the Securities and Exchange Commission, or SEC, regarding audit committee membership. The Board of Directors has also determined that each of Mr. Lee and Dr. Mario is an “audit committee financial expert” as defined under SEC rules.

Compensation Committee. The Compensation Committee reviews and approves all compensation programs applicable to executive officers of the Company, establishes, reviews, and evaluates the overall strategy for employee compensation, reviews and discusses with management the Compensation Discussion and Analysis (which is prepared by management), and prepares a Compensation Committee Report. The Compensation Committee is also responsible for evaluating and making recommendations to our Board regarding director compensation. As noted above, our Compensation Committee also evaluates the Company’s compensation policies and practices for its employees to help ensure that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on Company. The Compensation Committee’s processes and procedures for determining executive compensation are described below in “Executive Compensation—Compensation Discussion and Analysis.”

Our Compensation Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. On a periodic basis, at the Compensation Committee’s request, we have engaged the compensation consultant as independent adviser to the Compensation Committee on executive compensation matters. However, neither we nor the Compensation Committee engaged a compensation consultant with respect to the compensation provided to our named executive officers in 2012.

During 2012, the Compensation Committee met one time. The Compensation Committee is currently comprised of Ernest Mario (Chairman), Louis Lange, Kenneth Lee and Gordon Ringold. The Board of Directors has determined that each member of the Compensation Committee is “independent” under applicable NASDAQ listing standards.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors as to the appropriate size of the Board of Directors or any Board committee and reviews the qualifications of candidates for the Board of Directors (including those proposed by stockholders, if any) and makes recommendations to the Board of Directors on potential Board members (whether created by vacancies or as part of the annual election cycle).

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board of Directors and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit director recommendations for our 2014 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary in accordance with the time limitations, procedures and requirements described in the section titled “—Process for Nominating Directors” below.

During 2012, the Corporate Governance and Nominating Committee met one time. The Corporate Governance and Nominating Committee is currently comprised of Louis Lange (Chairman), Kenneth Lee, Ernest Mario and Gordon Ringold. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is “independent” under applicable NASDAQ listing standards.

Communications with the Board of Directors

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the non-employee directors as a group), any Board committee or any Chair of any such committee by U.S. mail or by e-mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, Maxygen, Inc., 411 Borel Avenue, Suite 616, San Mateo, CA 94402. E-mail messages should be sent to CorporateSecretary@maxygen.com.

All communications received as set forth in the preceding paragraph will be reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee(s). In the case of communications to the Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Process for Nominating Directors

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board of Directors a slate of nominees for election at the Annual Meeting.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded biotechnology company; the individual’s understanding of the Company’s business; and the individual’s professional expertise and educational background. Our Corporate Governance and Nominating Committee will also consider whether the candidate assists in achieving a mix of members that promote a diversity of background, professions, views, geographic location and specialized experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of directors that can best achieve the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product development experience) as being particularly desirable to help meet specific Board needs that have arisen. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board of Directors, stockholders, management and others. From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 411 Borel Avenue, Suite 616, San Mateo, CA 94402. The Corporate Governance and Nominating Committee’s process does not vary based on whether or not a candidate is recommended by a stockholder.

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate directors and bring other business before the meeting. If the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date of the 2013 annual meeting (                    ), to be considered for presentation at the annual meeting stockholder nominations of directors must be received no earlier than the 150th day prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. As to each person whom the stockholder proposes to nominate for election or reelection as a director, the notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board of Directors. After full consideration by the Board of Directors, the stockholder presenting the nomination will be notified of the Board of Directors’ conclusion. As to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The Company’s Bylaws are available on our website at www.maxygen.com under “Corporate Governance.” Copies of the Company’s Bylaws may also be obtained by writing to the Corporate Secretary at the address above.

Code of Ethics

We have adopted a written code of ethics that applies to our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. We have posted the text of such code of ethics on our website at www.maxygen.com. We intend to satisfy the disclosure requirement of Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer by posting such information on our website.

Compensation Committee Interlocks and Insider Participation

During 2012, Ernest Mario, Louis Lange, Kenneth Lee and Gordon Ringold served as members of the Company’s Compensation Committee. They have no relationship with the Company other than as directors and stockholders. During 2012, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.

Related Party Transactions

Consulting Arrangement with Waverley

On April 1, 2006, the Company entered into a consulting agreement with Waverley for which Mr. Isaac Stein is the president and sole stockholder. Mr. Stein also currently serves as Executive Chairman of our Board and, effective July 1, 2013, as our Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the agreement, Waverley makes the consulting services of Mr. Stein available to assist the Company and its management, employees and agents regarding the business of the Company. On September 22, 2009, the Board approved an amendment to the consulting agreement to increase the consulting fees payable by the Company to Waverley from $24,166 per month to $50,000 per month. In addition, pursuant to the terms of the agreement, the Company previously granted Mr. Stein an option to purchase 250,000 shares of the Company’s common stock. The option has an exercise price of $8.29 per share and became fully vested and exercisable in May 2007. The option was granted under and is subject to the terms of the Company’s 1997 Stock Option Plan and a related stock option agreement. The consulting agreement provides for the automatic renewal of the agreement for successive one-year terms and a two-year notice period for termination of the agreement by either party. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director. The amount paid to Waverley under the consulting agreement during 2012 is set forth above in the 2012 Director Compensation Table. The Company paid Waverley a total of $600,000 during 2012 under this consulting agreement and will continue to pay Waverley consulting fees at the current monthly rate for the remaining term of the consulting agreement, which is expected to terminate on December 31, 2015. In addition, until February 2013, the Company previously paid a portion of insurance premiums for medical, dental and vision coverage for the benefit of Mr. Stein under the Company’s group policies. The Company paid a total of $50,496 in respect of these insurance premiums during 2012.

Consulting Arrangement with Mr. Sulat

As noted above, following his resignation, Mr. Sulat will enter into a consulting agreement with the Company to provide his continued consulting services on an as-needed hourly basis at a rate of $300 per hour. The consulting agreement will have a term of one year and be terminable by the Company at any time upon prior notice.

Change of Control Arrangements

We have entered into change of control agreements and retention and severance arrangements with our executive officers. Information regarding the material terms and potential payments under such agreements for each named executive officer is provided in the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control” included in Proposal No. 5 below.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Policies and Procedures

Our Code of Business Conduct and Ethics for Employees, Executive Officers and Directors establishes the corporate standards of behavior for all our employees, officers, and directors and generally prohibits transactions that result in a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Code of Business Conduct requires all employees, officers, and directors to report potential conflicts of interest. A copy of the Code of Business Conduct is available on our website at www.maxygen.com under “Corporate Governance.” In addition, our Corporate Governance Guidelines require that, on an annual basis, each director and executive officer complete a Director and Officer Questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. A copy of the Company’s Corporate Governance Guidelines is available on our website at www.maxygen.com under “Corporate Governance.” The Corporate Governance and Nominating Committee is responsible for reviewing and approving any waiver or exception to our Code of Business Conduct that involves a director or executive officer. This obligation is set forth in writing in the Corporate Governance and Nominating Committee charter, a copy of which is available on our website at www.maxygen.com under “Corporate Governance.”

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Company is submitting the Audit Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2012, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2011	2012
Audit fees(1)	$628,708	$337,040
Audit related fees(2)	1,995	5,195
Tax fees(3)	27,205	16,000

Total	$657,908	$358,235

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting, review of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and consultation regarding financial accounting and reporting standards.
(2)	Audit related fees consisted of subscription fees for Ernst & Young LLP’s online research service and due diligence related to strategic evaluations.
(3)	Tax fees consisted of consultations in connection with certain tax planning studies.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1. Audit services include audit work performed with respect to the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2. Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice, and expatriate tax consulting and tax return preparation. The Company currently does not retain its independent registered public accounting firm for corporate tax compliance or corporate tax reporting services.

4. Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee (or as described below, the Chairman of the Audit Committee) pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all audit related services rendered in 2012 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

AUDIT COMMITTEE

Kenneth Lee (Chairman)

Louis Lange

Ernest Mario

Gordon Ringold

PROPOSAL 5: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve an advisory resolution to approve the compensation paid to named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related disclosures below. This item, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our 2012 and 2013 compensation decisions and policies for our named executive officers as discussed in this proxy statement.

We conducted our first advisory vote on executive compensation at our 2011 annual meeting of stockholders. At the 2011 annual meeting, our compensation program for our named executive officers was supported by over 94% of the votes cast by stockholders on the advisory vote. At the 2012 annual meeting, our compensation program for our named executive officers was supported by over 97% of the votes cast by stockholders on the advisory vote. The Company holds such advisory votes on an annual basis. Accordingly, the next such vote will be held at the 2014 annual meeting, if applicable.

Included in the compensation subject to this advisory resolution is certain “golden parachute” compensation that may become payable to our named executive officers based on or that otherwise relates to the dissolution and liquidation of the Company. For additional information, see “—Golden Parachute Compensation,” below.

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value.

We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Accordingly, we are requesting your non-binding, advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.”

Required Vote

The approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal at the Annual Meeting. Because your vote is advisory, it will not be binding on the Company or the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors values our stockholders’ views on executive compensation matters and will carefully consider the outcome of this vote when deliberating future executive compensation decisions for named executive officers.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR the approval of Proposal 5.

Compensation Discussion and Analysis

This compensation discussion describes the principles underlying our executive compensation policies and programs. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Executive Summary

Over the past several years, we have focused our efforts on maximizing stockholder value through sales, distributions and other arrangements involving our various assets. In September 2012, we distributed approximately $100.0 million in cash to our stockholders by way of a pro rata special distribution that was primarily classified as a return of capital to our stockholders for U.S. Federal income tax purposes. In May 2012, we received a final $30.0 million payment from Bayer HealthCare LLC, or Bayer, in connection with our sale of certain hematology assets to Bayer in July 2008. In May 2011, a subsidiary of Astellas Pharma Inc., or Astellas, acquired all of our interests in Perseid Therapeutics LLC, or Perseid, a former majority-owned subsidiary that included substantially all of our research and development operations and personnel, for $76.0 million in cash. In December 2010, we distributed substantially all of the shares of Codexis, Inc., or Codexis, common stock we held, together with approximately $30.0 million in cash, to our stockholders by way of pro rata special distributions that were classified as a return of capital to our stockholders for U.S. Federal income tax purposes. In October 2010, we sold the patents and other intellectual property rights associated with the Molecular Breeding™ directed evolution platform to Codexis, for $20.0 million in cash. In January 2010, we sold our vaccine related assets, including the related government grants, to Altravax, Inc., a privately-held biopharmaceutical company, for payments totaling approximately $1.6 million. From December 2009 through December 31, 2012, we repurchased approximately 12.5 million shares of our common stock at an aggregate cost of approximately $67.9 million. Through these stock repurchases and our distributions of cash and Codexis common stock, we have returned over $250.0 million in cash and property to our stockholders since 2009.

Our recent focus has been to create value from our MAXY-G34 program for our stockholders, either through the potential further development of the product candidate, or through a sale, licensing, partnering or other transaction involving the program. We have also continued to evaluate potential strategic options for our company as a whole, including a strategic business combination, other transaction or a wind down and dissolution of the Company.

As a result of this strategic evaluation, on May 30, 2013, we announced that our Board of Directors approved the Plan of Dissolution, subject to stockholder approval, and recommended that Maxygen’s stockholders approve the Plan of Dissolution.

Accordingly, the primary objective of the Compensation Committee and our Board of Directors during this period, including for 2012 and 2013, has been to implement and complete this strategic process and provide appropriate retention incentives intended to ensure the success of such process. In addition, given our small executive team, the Compensation Committee and our Board of Directors have also focused on tailoring each executive officer’s compensation in order to retain that executive.

For 2012, our named executive officers were as follows:

Named Executive Officer	Title
James R. Sulat(1)	Chief Executive Officer, Chief Financial Officer & Director

John Borkholder	General Counsel & Secretary

(1)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.

Key compensation matters in 2012 and 2013 for the named executive officers include the following:

•

For 2012, Mr. Sulat’s annual base salary was increased to $558,600, a 3.25% increase over his 2011 base salary, and he was awarded a cash bonus of $223,440, representing approximately 80% of his target bonus. For 2013, Mr. Sulat was awarded an annual base salary of $578,100, reflecting an increase of 3.5% over his 2012 base salary, and remains eligible for an annual cash bonus of up to 100% of his base salary, with a target level of 50% of base salary. Mr. Sulat was not granted any equity awards during 2012 or 2013.

•

For 2012, Mr. Borkholder’s annual base salary was increased to $264,000, a 3.25% increase over his 2011 base salary, and he was awarded a cash bonus of $66,000, representing 100% of his target bonus. For 2013, Mr. Borkholder was awarded an annual base salary of $273,250, reflecting an increase of 3.5% over his 2012 base salary, and remains eligible for an annual cash bonus of up to 35% of his base salary, with a target level of 25% of base salary. Mr. Borkholder was not granted any equity awards during 2012 or 2013.

•

In connection with the approval by the Board of Directors of the Plan of Dissolution on May 30, 2013, the Compensation Committee approved a severance package for Mr. Sulat that will provide him with the payments and benefits under his change of control agreement upon his departure on June 30, 2013, and also approved the payment of retention bonuses to certain of the remaining employees of the Company, including Mr. Borkholder, who will be eligible to receive a cash retention bonus of $120,000 if the Plan of Dissolution is approved by stockholders.

Compensation Philosophy and Objectives

As noted above, many of the executive compensation decisions made by the Compensation Committee and our Board of Directors for 2012 and 2013 were made in order to implement and complete our strategic plans, to provide appropriate retention incentives intended to ensure the continued success of such plans, and to recognize accomplishments made during such year, including, in 2012, the receipt of the $30.0 million payment from Bayer and our distribution of approximately $100.0 million in cash to our stockholders.

While the Compensation Committee considers all elements of compensation and our compensation philosophy when determining individual components of pay and total compensation, it views total cash compensation (consisting of base salary and bonus amounts) as an essential part of achieving the objectives discussed above. As a result, the Compensation Committee sets both salary and bonus targets at a level that it believes are necessary to accomplish these objectives. However, the Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the compensation for each individual.

Components of Executive Compensation

The principal elements of our executive compensation program include:

•	Annual base salary;

•	Annual performance-based cash bonus;

•	Equity incentives, generally consisting of a one-time grant in 2009 of stock options, restricted stock and contingent performance units, or CPUs; and

•	Other benefits and perquisites generally available to all employees.

Our goal is to position the individual elements of our compensation program, as well as the aggregate of these elements, at a level that is commensurate with our performance, and is competitive in the biotechnology industry and our geographic area.

Base Salary

The Compensation Committee views base salary as a critical element of executive compensation because it provides executive officers with a base level of monthly income. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. We set the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. The base salaries of our executive officers are reviewed on an annual basis and adjustments are sometimes made to reflect a cost-of-living increase, performance-based factors, as well as competitive conditions. Generally, executive salaries are adjusted effective January 1 of each year.

Annual Cash Bonus

We maintain an annual cash bonus plan for executive officers and certain other officers designed to ensure that a significant portion of each executive officer’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives.

Under the cash bonus plan, annual bonus amounts are based on a percentage of the executive officer’s base salary, subject to a specific bonus range and bonus target. Bonus awards are determined based on the achievement of certain corporate and/or individual performance objectives, such as financial and strategic objectives. Under the bonus plan, no specific percentage allocation is generally established among the various objectives in order to provide discretion to the Compensation Committee to account for the quality of accomplishments and the degree to which a specific goal was accomplished. Typically, the Compensation Committee will establish a company-wide bonus pool percentage based on the achievement of corporate objectives and an individual performance factor for each employee, including executive officers, and will apply these percentages to the target bonus amount. The specific bonus ranges, bonus targets and performance objectives are generally reviewed by the Compensation Committee on an annual basis. Bonus payments are typically paid in one payment not later than February 15 following the year to which the performance relates, subject to the executive officer’s continued employment on the payment date.

Under our bonus plan for 2012, Mr. Sulat was eligible for an annual cash bonus of up to 100% of his base salary, with a target level of 50% of base salary. Mr. Borkholder was eligible for an annual cash bonus of up to 35% of his base salary, with a target level of 25% of his base salary. For 2012, our corporate goals included (i) achievements related to our strategy to create value from our MAXY-G34 program for our stockholders, either through the potential further development of the product candidate, or through a sale, licensing, partnering or other transaction involving the program; (ii) the management of our other remaining assets and arrangements, including the potential contingent payment from Bayer HealthCare LLC; (iii) achievements related to the evaluation and/or implementation of potential strategic options for our company as a whole; (iv) achievements related to the evaluation and/or implementation of tax minimization arrangements and return of capital transactions; and (v) achievements related to financial reporting and corporate governance.

For 2013, the Compensation Committee established corporate goals that will be used to evaluate the performance of, and determine annual bonus awards for, all employees, including executive officers. For 2013, the bonus range and bonus target that were established by the Compensation Committee for each of Mr. Sulat and Mr. Borkholder remain unchanged from 2012. For 2013, the corporate goals that were established by the Board of Directors are substantially similar to the goals established for 2012 and include (i) achievements related to our strategy to create value from our MAXY-G34 program for our stockholders, either through the potential further development of the product candidate, or through a sale, licensing, partnering or other transaction involving the program; (ii) achievements related to the evaluation and/or implementation of potential strategic options for our company as a whole; (iii) achievements related to the successful management of our current or future tax audit; (iv) evaluation and/or implementation of tax minimization arrangements and return of capital transactions; and (v) achievements related to financial reporting and corporate governance. In connection with his resignation from the Board of Directors and as the Company’s Chief Executive Officer and Chief Financial Officer, the Company has agreed to pay Mr. Sulat his target bonus amount for 2013, equal to $289,050. See “—Executive Compensation in 2012 & 2013—Compensation of Mr. Sulat.”

Equity Incentive Program

The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers, as well as other employees, through the use of equity-based awards. Our equity compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to reward long-term performance and enhance the link between the creation of stockholder value and long-term compensation.

In addition to our compensation philosophy and the other factors described above, in determining whether to grant equity awards to an executive and the size of such award, if any, the Compensation Committee generally evaluates the fair value of the grant in accordance with applicable accounting standards, the number of equity award shares granted by position, total annual run rates and total equity awards granted on average per employee. The Compensation Committee also gives serious consideration to the amount of equity overhang and potential stockholder dilution caused by grants of equity compensation and makes its decisions with these factors in mind.

Prior to 2008, the Compensation Committee used stock options as the primary component of equity compensation. Executive officers, as well as other employees, were generally eligible to receive annual merit-based grants of stock options pursuant to our equity compensation plans, which are administered by the Compensation Committee. Beginning in 2009, the Compensation Committee eliminated annual merit-based grants of stock options to all employees, including executive officers. This decision was made in order to provide the Compensation Committee with additional flexibility in the design and use of various equity awards, including options, restricted stock, restricted stock units and other equity awards, in order to provide our employees, including executive officers, with appropriate retention incentives intended to ensure the continued success of our strategic plans.

In connection with the consummation of our joint venture arrangement with Astellas in September 2009, the Compensation Committee approved one-time grants of equity awards to all remaining Maxygen employees, including Mr. Sulat and Mr. Borkholder, consisting of an equal number of stock options and shares of restricted stock. The Compensation Committee also approved the grant of CPUs to all holders of stock options, including executive officers. Together, these awards were intended to establish a new long term incentive plan focused on retaining and motivating continuing employees through the four-year vesting period of these awards. While we have granted such awards to newly hired employees and in connection with promotions, such as the equity awards granted to Mr. Borkholder in connection with his promotion to General Counsel in 2011, the Compensation Committee is not currently expecting to otherwise grant additional equity awards to existing employees, including Mr. Sulat and Mr. Borkholder, during the vesting period of the initial awards. However, the Compensation Committee may elect to provide our executive officers with additional equity awards if it determines that doing so is in our best interest.

Long-Term Incentive Plan—Stock Options and Restricted Shares. Each of the stock option and restricted stock awards granted in September 2009 as part of the long-term incentive plan discussed above vested as to 10% of the shares subject to the award on the first anniversary of the grant date, and vested or vest quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to the award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to the award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award; provided, however, that all shares subject to the award will immediately vest upon the occurrence of a change in control or dissolution of our company. The stock option awards have an exercise price of $6.53, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant, and expire ten years after the date of grant. For subsequent grants of restricted stock awards, the vesting schedule of these awards is typically modified to provide for vesting on the same vesting dates as the original awards. In addition, upon each vesting date for restricted stock awards granted prior to our December 2010 distributions of Codexis stock and cash to our stockholders, the holders of these awards, including Mr. Sulat and Mr. Borkholder, are eligible to receive their pro rata share of such distributions on a per share basis.

We believe that the stock option and restricted stock awards, together with the CPU awards described below, have contributed to the continued retention of our employees. All of these awards will vest in full in connection with stockholder approval of the Dissolution.

Long-Term Incentive Plan—Contingent Performance Units. As part of the long-term incentive plan discussed above, the board, based upon the recommendation of the Compensation Committee, also authorized and approved the grant of CPUs to all holders of Maxygen stock options who were then providing services to Maxygen, including executive officers. The board also awarded CPUs in connection with new stock option awards granted to newly hired employees and upon promotions. The number of CPUs awarded is based on a formula applied uniformly to all CPU recipients based on the number of outstanding stock options held by (or granted to) the individual and the exercise price of such options.

The CPU awards are intended to protect the value of outstanding stock options and to realign long-term incentives in light of our ongoing corporate strategy, which has included, and may include in the future, one or more distributions to our stockholders of a portion of our cash resources or other assets in excess of our current and longer term operational requirements. Accordingly, the awards were designed based upon the Compensation Committee’s review of various equity award mechanisms and are intended to protect holders of our stock options against a reduction in the share price of our common stock resulting from any dividends or distributions to our stockholders made after the grant date of the CPUs, which could negatively affect the realizable value of outstanding options held by our option holders since the options would not otherwise participate in any potential future dividends or distributions to our stockholders. In designing the CPUs, the Compensation Committee also considered that the awards (i) utilize an existing type of equity award under our 2006 Equity Incentive Plan, or 2006 Plan, an equity plan previously authorized by stockholders, (ii) use a stock-based award rather than a variable cash-based fund, thereby avoiding the requirement to compensate only with cash, (iii) motivate continuing employees and board members to maximize stockholder returns by isolating past grants from losses due purely to dividends and other distributions, and (iv) retain employees through the four-year vesting period of these awards.

The value of a single CPU, which under the 2006 Plan is a type of restricted stock unit, will be determined at the time of settlement, and will be equal to the value of a single share of our common stock at that time plus the value of all dividend payments and other distributions made on a share of common stock following the grant date of the CPU award. CPUs will vest and be settled on the earliest to occur of (i) a change in control of the Company, (ii) a corporate dissolution or liquidation of the Company, including the Dissolution, (iii) an involuntary termination of employment; or (iv) the fourth anniversary of the grant date, generally so long as the holder continues to provide services for the Company on a continuous basis from the grant date to the settlement date. The actual number of CPUs that will vest will be equal to any loss in value of an eligible holder’s stock options following the grant date of the CPU award, taking into consideration all dividend payments or other distributions made to our stockholders following the grant date of the CPUs, since the options will not participate in any potential future dividends and distributions. The earned value of any CPU will generally be settled in shares of our common stock. The value of any earned dividend payments or other distributions to shareholders that are attributable to CPUs will generally be settled in shares of our common stock and/or cash. All unvested CPUs remaining following the settlement date will expire immediately.

For illustrative purposes, we have included an estimated value of the CPU awards held by our executive officers in the discussion and compensation tables below, assuming the awards were settled on December 31, 2012.

Policies with Respect to Equity Compensation Awards. In advance of the actual grant of any equity award, we generally plan the award grant date and have the grants approved by the Compensation Committee, or its designee. We have typically granted equity awards upon the commencement of employment, following a promotion or significant change in job responsibilities and we previously granted equity awards annually as part of our merit-based annual grants. Newly hired or promoted employees, other than executive officers, have typically received their equity award on the first business day of the month following their start date or promotion. Newly hired executive officers who are eligible to receive equity awards are granted such awards on or after their date of hire based on the approval of the Compensation Committee. The exercise price of our stock options is the closing price of our common stock on the NASDAQ Global Market on the date of grant. For all equity award grants, the grant date is established when the Compensation Committee, or its designee, approves the grant and all key terms have been determined.

For administrative efficiency, our Board of Directors previously delegated authority to Mr. Sulat to approve equity grants for employees other than executive or other senior officers, with all grants made in accordance with established guidelines for each grade level and subject to an annual equity pool approved by our board, which for 2013 was 400,000 shares in the aggregate and 100,000 shares for any individual. Mr. Sulat was required to provide a quarterly update to our Compensation Committee regarding any equity grants.

Stock Ownership Requirements. We do not have any equity ownership guidelines or expectations and our equity compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

Employee Benefits

Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers are the same as those that are offered to the general employee population and include health and dental insurance, life insurance, short-and long-term disability, and participation in a 401(k) plan. In 2009, the board decided to eliminate matching contributions of common stock under our 401(k) plan as of December 31, 2009. However, effective January 1, 2012, the Board of Directors reinstated matching contributions under the 401(k) plan, with such contributions made solely in cash. In 2009, the board also suspended employee purchases of common stock under our Employee Stock Purchase Plan.

The Compensation Committee believes that these benefits are consistent with those offered by other comparable companies and specifically with those companies with which we compete for employees. From time to time, our human resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee if necessary.

Process for Determining Executive Compensation

The processes used by our Compensation Committee and management for determining executive compensation are described below.

Annual Evaluation

Our Compensation Committee typically meets at the end of each year to perform a strategic review of our executive officers’ cash compensation, equity holdings and other benefits, evaluate the performance of the executive officers, determine their annual bonuses for the current year, set their base salaries for the following year, and consider and approve any grants to them of equity incentive compensation for the following year. Our Compensation Committee’s most recent annual evaluation occurred in December 2012. In general, the Compensation Committee evaluates performance through an informal process that takes into account a number of subjective and objective factors in light of company performance against the business plan and goals approved by the board for the year and the achievement of individual goals and objectives. This process allows the Compensation Committee to retain maximum discretion to adjust an executive officer’s compensation components upward or downward if it determines that such adjustment is appropriate and consistent with the objectives and principles of our executive compensation program and to reflect changes in business strategy, unforeseeable challenges or other events or developments not reflected in the business plan, performance measures and goals for the year.

In establishing our executive compensation policies, compensation programs and setting the specific components of compensation, the Compensation Committee generally considers several principal factors, including:

•	the compensation philosophy and guiding principles described above;

•	the executive officer’s experience level, industry knowledge, scope of responsibility, current performance, future potential and the overall quality and effectiveness of their leadership;

•	all of the components of executive compensation, including base salary, incentive compensation under the bonus plan, equity awards, benefits and perquisites;

•	the mix of performance pay to total compensation;

•	current and historical compensation levels;

•	internal pay equity among our executive officers and other key employees; and

•	pay practices at comparable companies in the biotechnology industry.

No specific weighting is applied to these factors. The Compensation Committee may also consider industry conditions and the overall effectiveness of our compensation program in achieving desired performance levels. The Compensation Committee believes these comparisons provide important additional context for determining the appropriate level of compensation for our executive officers.

Periodic Reviews

In addition to its annual evaluations, our Compensation Committee periodically reviews compensation levels and pay structure and other benefits for our executive officers to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable positions at other biotechnology companies. As part of its review of the compensation to be paid to the executive officers, as well as the compensation programs generally available to the all employees, the Compensation Committee explicitly and implicitly considers the riskiness of the compensation and compensation programs, and the management of these risks, in light of our overall business, strategy and objectives.

Role of Executive Officers in Compensation Decisions

During his tenure as our Chief Executive Officer and Chief Financial Officer, Mr. Sulat played a significant role in the compensation process. Mr. Sulat, together with our human resources staff, assisted the Compensation Committee by providing annual recommendations regarding the compensation of all employees, including other executive and senior officers. Based on the information and recommendations provided by Mr. Sulat and our human resources staff, the Compensation Committee then performs its own evaluation and exercises its discretion in modifying any recommended compensation or awards to executive officers. Mr. Sulat has not participated in discussions with the Compensation Committee regarding his own compensation. Mr. Sulat and Mr. Borkholder also played a significant role in discussions with the Compensation Committee and our board to establish the corporate, financial and other strategic objectives that were used as performance goals in connection with the annual cash bonus plan. During the past few years, the Executive Chairman of the Board of Directors has also played a significant role in discussions with the Compensation Committee, its compensation consultant and our Board to establish compensation programs for all employees, including executive officers. It is anticipated that, if our stockholders approve the dissolution and liquidation of our Company, Mr. Stein will serve as our sole remaining director, as well as acting as our Chief Executive Officer and Chief Financial Officer. Consequently, it is expected that, following the filing of our Certificate of Dissolution with the Delaware Secretary of State, Mr. Stein would be solely responsible for all compensation decisions to the extent applicable in the context of winding down our operations.

Compensation Consultant

On a periodic basis, at the Compensation Committee’s request, we have engaged a compensation consultant as an independent adviser to the Compensation Committee on executive compensation matters. Neither we nor the Compensation Committee engaged a compensation consultant with respect to the compensation provided to our named executive officers in 2012 or 2013.

Benchmarking

The Compensation Committee and our management have utilized independent compensation surveys, including the Radford Global Life Sciences Survey and the BioWorld Executive Compensation Report, as well as publicly available information, to understand the compensation levels and pay structure at peer group companies. These surveys have been utilized to compare our compensation levels and pay structure to those of companies in the biotechnology industry with similar size and performance characteristics to ensure that we offer compensation that is competitive within that group of companies; however, the Compensation Committee uses its judgment to determine specific pay levels necessary to attract and retain executive talent. In exercising this judgment, the Compensation Committee looks beyond the market data and places significant weight on individual job performance and compensation history, future potential, internal pay equity, retention risk for individual executives, and, in the case of new hires, compensation at former employers.

The Compensation Committee initially established a peer group of companies in 2006. In 2010, the Compensation Committee substantially modified the peer group to better reflect the then current structure of the combined Maxygen and Perseid organizations. Although our operations were substantially reduced in 2011 as a result of the acquisition of Perseid by Astellas, our Compensation Committee continues to believe that the peer group of public biotechnology companies identified in 2010 is representative of the sector in which we operate based on each of the companies’ relative market capitalization, geographic location, therapeutic product focus on proteins and antibodies, and the fact that we would likely compete with these companies in connection with retaining our current executives and in the hiring of any new executives. The peer group established by the Compensation Committee in 2010 consisted of the following companies:

• Astex Pharmaceuticals, Inc.	• InterMune, Inc.

• Ardea Biosciences	• Isis Pharmaceuticals, Inc.

• ArQule, Inc.	• Ligand Pharmaceuticals Incorporated

• Caliper Life Sciences, Inc. (acquired by Perkin Elmer Inc.)	• Peregrine Pharmaceuticals, Inc.

• Celldex, Inc.	• Rigel Pharmaceuticals, Inc.

• Cytokinetics, Incorporated	• Sangamo BioSciences, Inc.

• Dynavax Technologies Corporation	• Targacept, Inc.

• ImmunoGen, Inc.	• Verenium Corporation

• Immunomedics, Inc.	• Xoma Ltd.

Although the Compensation Committee does not establish compensation levels primarily based on benchmarking, it does believe that information regarding compensation practices at other comparable biotechnology companies is useful to ensure that our compensation practices are competitive in the marketplace. However, the purpose of benchmarking surveys is not to supplant the analyses of the individual performance of the executive officers and internal pay equity that we consider when making compensation decisions and the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Tally Sheets

As part of its annual review, the Compensation Committee has in the past reviewed tally sheets setting forth all components of compensation, including salary, annual bonus and dollar amounts for perquisites and the value of unexercised or unvested equity awards, to assist it in balancing these elements. However, no specific weight was assigned to the tally sheets by the Compensation Committee and, except as otherwise described herein, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between short term and long-term compensation, between cash and equity-based compensation, or among different components of compensation. As noted above, due to the small size of our executive team and the lack of annual equity grants and material perquisites, the Committee did not review tally sheets in connection with its executive compensation decisions in 2012 and 2013.

Internal Pay Equity

Our compensation policies and programs are generally designed, in part, to ensure compensation levels for our executive officers that are both externally competitive and internally equitable. While comparisons to compensation levels at companies in our peer group (discussed above) are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for us to achieve our corporate objectives.

Results of Past Advisory Votes on Executive Compensation

We conducted our first advisory vote on executive compensation at our 2011 annual meeting of stockholders. At the 2011 annual meeting, our compensation program for our named executive officers was supported by over 94% of the votes cast by stockholders on the advisory vote. At the 2012 annual meeting, our compensation program for our named executive officers was supported by over 97% of the votes cast by stockholders on the advisory vote. Based on the success of our compensation program and after consideration of past advisory votes, we made no material modifications to our executive compensation program for 2012 or 2013, except for modifications made in connection with the approval of the Plan of Dissolution.

Executive Compensation in 2012 & 2013

Compensation for Mr. Sulat

For 2012, the Compensation Committee approved an annual base salary of $558,600 for Mr. Sulat, reflecting an increase of approximately 3.25% over his 2011 base salary. In awarding the increase in base salary, the Compensation Committee primarily considered the fact that the increase was consistent with the overall salary pool increase for all other employees. The Compensation Committee also awarded Mr. Sulat a cash bonus of $223,440 for 2012, representing approximately 80% of Mr. Sulat’s target bonus. In determining Mr. Sulat’s bonus award, the Compensation Committee established a company-wide bonus pool percentage of 100% based on the accomplishment of specific goals under our bonus plan, including the receipt of the $30.0 million payment from Bayer and our distribution of approximately $100.0 million in cash to our stockholders, and a personal performance factor for Mr. Sulat of 80%.

For 2013, the Compensation Committee approved an annual base salary of $578,100 for Mr. Sulat, reflecting an increase of approximately 3.5% over his 2012 base salary. In awarding the increase in base salary, the Compensation Committee primarily considered the fact that the increase was consistent with the overall salary pool increase for all other employees. For 2013, Mr. Sulat was eligible for an annual bonus award under the 2013 bonus plan of between 0% and 100% of his base salary, with a target bonus of 50%. As discussed below, the Company has agreed to pay Mr. Sulat his target bonus amount for 2013, equal to $289,050, in connection with his resignation from the Board of Directors and as the Company’s Chief Executive Officer and Chief Financial Officer.

As part of the long-term incentive plan we established in September 2009 and in connection with his appointment as our Chief Executive Officer and Chief Financial Officer, Mr. Sulat was granted a stock option and a restricted stock award, each covering 400,000 shares of common stock, and a CPU award covering 353,259 units. The vesting schedules of these awards are described above under “Equity Incentive Plan —Long-Term Incentive Plan—Stock Options and Restricted Shares.” In determining the equity component of Mr. Sulat’s compensation, the Compensation Committee evaluated the value of this equity compensation against our peer group and determined that Mr. Sulat’s equity award approximated the 63rd percentile of the chief executive officers in our then current peer group. In awarding Mr. Sulat equity compensation above the 50th percentile of our peer group, the Compensation Committee considered, among other things, the fact that the stock options, shares of restricted stock and CPUs granted to Mr. Sulat were intended to represent a one-time grant of equity under the long-term incentive plan to provide appropriate retention incentives through the four-year vesting period of these awards. The Compensation Committee also considered the fact that Mr. Sulat assumed the dual responsibilities of Chief Executive Officer and Chief Financial Officer and that Mr. Sulat’s change of control agreement (described below) provides for significantly less severance benefits than the arrangements with our former executive officers and the comparable arrangements with chief executive officers in our peer group of companies. For illustrative purposes only, assuming a settlement of the CPU awards on December 31, 2012, the aggregate potential value of Mr. Sulat’s CPU award would have been approximately $419,185, which amount could have been settled in shares of Maxygen common stock and/or cash.

Mr. Sulat has not been granted any new equity awards since the 2009 grants and the Compensation Committee is not currently expecting to grant additional equity awards to Mr. Sulat during the vesting period of his current long-term incentive awards, but may do so if it determines it is in our best interest.

In connection with the approval of the dissolution and liquidation of the Company by the Board of Directors on May 30, 2013, Mr. Sulat submitted his resignation as Chief Executive Officer, Chief Financial Officer and as a member of the Board of Directors, with such resignation to take effect on June 30, 2013. In connection with his departure, the Compensation Committee of the Board of Directors approved a severance package for Mr. Sulat that will provide him with certain payments and benefits under his change of control agreement. See “—Potential Payments Upon Termination or Change of Control,” below. Accordingly, upon the effective date of his departure and subject to his execution of a release of claims, Mr. Sulat will be entitled to receive the payments and benefits described below, including (i) a lump sum payment equal to his current base salary of $578,100; (ii) the payment of his target bonus amount for 2013, equal to $289,050; (iii) the acceleration of all of his outstanding and unvested equity awards; and (iv) continuation of his health benefits for up to 12 months. See “Potential Payments Upon Termination or Change of Control” on page 80. In addition, following his departure, Mr. Sulat will enter into a consulting agreement with the Company to provide his continued consulting services on an as-needed hourly basis at a rate of $300 per hour.

Compensation for Mr. Borkholder

For 2012, the Compensation Committee approved an annual base salary of $264,000 for Mr. Borkholder, reflecting an increase of approximately 3.25% over his 2011 base salary. In awarding the increased salary, the Compensation Committee primarily considered the fact that the increase was consistent with the overall salary pool increase for all other employees. The Compensation Committee also considered available data from our peer group reflecting that Mr. Borkholder’s 2011 base salary was consistent with the salaries of the general counsels in our peer group. The Compensation Committee also awarded Mr. Borkholder a cash bonus of $66,000 for 2012, representing 100% of Mr. Borkholder’s target bonus. In determining Mr. Borkholder’s bonus award, the Compensation Committee established a company-wide bonus pool percentage of 100%, based on the accomplishment of specific goals under our bonus plan, including the receipt of the $30.0 million payment from Bayer and our distribution of approximately $100.0 million in cash to our stockholders, and a personal performance factor for Mr. Borkholder of 100%.

For 2013, the Compensation Committee approved an annual base salary of $273,250 for Mr. Borkholder, reflecting an increase of approximately 3.5% over his 2012 base salary. In awarding the increased salary, the Compensation Committee primarily considered the fact that the increase was consistent with the overall salary pool increase for all other employees. For 2013, Mr. Borkholder also remains eligible for an annual bonus award under the 2013 bonus plan of between 0% and 35% of his base salary, with a bonus target of 25%.

As part of the long-term incentive plan we established in September 2009, Mr. Borkholder was granted a stock option and a restricted stock award, each covering 65,000 shares of common stock, and a CPU award covering 119,217 units. In connection with his promotion to General Counsel in January 2011, the Compensation Committee also approved the grant to Mr. Borkholder of a stock option award and a restricted stock award, each covering 20,000 shares of common stock, and a CPU award covering 24,752 units. The stock option award has an exercise price of $4.04, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant, and expires ten years after the date of grant. The vesting schedules of these awards are described above under “Equity Incentive Plan—Long-Term Incentive Plan—Stock Options and Restricted Shares.” For illustrative purposes only, assuming a settlement of the CPU awards on December 31, 2012, the aggregate potential value of Mr. Borkholder’s original CPU award would have been approximately $170,000, which amount could have been settled in shares of Maxygen common stock, the property distributed to stockholders (i.e., shares of Codexis common stock) and/or cash.

The Compensation Committee is not currently expecting to grant additional equity awards to Mr. Borkholder during the vesting period of his long-term incentive awards, but may do so if it determines it is in our best interest.

In connection with the approval of the dissolution and liquidation of the Company by the Board of Directors on May 30, 2013, our Board of Directors, based on the recommendation of the Compensation Committee, also approved the payment of retention bonuses to certain of the Company’s remaining employees, including Mr. Borkholder, contingent upon stockholder approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. Accordingly, Mr. Borkholder will be eligible to receive a cash payment of $120,000 on the day immediately after the date on which our stockholders approve the Plan of Dissolution, subject to his continued employment through such date.

Compensation of Mr. Stein

We further expect that, if the Plan of Dissolution is approved, all of the members of our Board of Directors, other than Mr. Isaac Stein, will resign prior to or in connection with the filing of our Certificate of Dissolution. Mr. Stein is expected to remain as the sole member of our Board of Directors, and to continue to act as Chief Executive Officer and Chief Financial Officer, throughout the wind-down and dissolution process. For a discussion of our compensation arrangements with Mr. Stein, see “Proposal 1: Approval of Plan of Dissolution—Compensation Arrangements with Isaac Stein, Executive of Chairman of the Board of Directors.”

Employment and Change of Control Arrangements

We have entered into change of control agreements with Mr. Sulat and Mr. Borkholder. We also entered into a letter agreement with Mr. Sulat in connection with his initial employment as our Chief Executive Officer and Chief Financial Officer in September 2009.

The Compensation Committee periodically conducts a review of competitive data provided by internally prepared reports, as well as potential costs to us of change of control agreements under various potential termination scenarios. However, payments which an executive officer would be entitled to receive under the change of control agreements historically have not been considered by the Compensation Committee when making annual compensation decisions for the executive officers and generally do not factor into decisions made by the Compensation Committee regarding other compensation elements. Rather, these arrangements are stand-alone agreements designed to promote stability and continuity of senior management and to balance the need for an executive officer’s personal financial security with the need to act in the best interest of our stockholders in a situation involving a potential change of control of our company.

Employment Arrangement with Mr. Sulat. In connection with his appointment as our Chief Executive Officer and Chief Financial Officer, Mr. Sulat executed an offer letter from us on September 22, 2009 that outlined the initial terms of his employment, including his compensation package, which consisted of the following elements: (i) an initial annual base salary of $525,520 (which remained unchanged for 2010 and was increased by the Compensation Committee to $541,000 for 2011 and to $558,600 for 2012); (ii) an annual cash incentive bonus opportunity of up to 100% of annual base salary with a target level of 50% of base salary; (iii) equity awards consisting of a stock option to purchase 400,000 shares of our common stock, with an exercise price equal to $6.53 (the fair market value of our common stock on September 22, 2009), 400,000 shares of restricted stock; and 353,259 CPUs, each subject to the vesting schedules described above under “Equity Incentive Plan—Long-Term Incentive Plan—Stock Options and Restricted Shares;” (iv) certain relocation benefits of up to $100,000; and (v) employee benefits generally available to all employees. Mr. Sulat’s employment with us is on an at-will basis, and the term of employment is unspecified. Actual bonus amounts are determined by the Board of Directors, in its sole discretion, based on company and individual performance.

Change of Control Agreements. Our Board has approved the terms of a change of control agreement between us and each of Mr. Sulat and Mr. Borkholder. Under the change of control agreements, in the event of a termination of either officer’s employment without “cause” or a resignation by either officer with “good reason,” in each case within 18 months following a “change of control” (as each such term is defined in the change of control agreement), the individual will be entitled to receive (i) a lump sum payment equal to one year of his then-current base salary; (ii) continuation of health benefits for up to 12 months; and (iii) the payment of his target bonus amount for the year in which his employment is terminated.

Additional information regarding the material terms and potential or actual payments under these employment and change of control arrangements referenced above is provided in the section titled “Potential Payments Upon Termination or Change of Control” on page 80.

Severance Arrangements

As noted above, in connection with Mr. Sulat’s resignation, the Compensation Committee of the Board of Directors approved a severance package for Mr. Sulat that will provide him with the payments and benefits under his change of control agreement. Accordingly, upon the effective date of his departure and subject to his execution of a release of claims, Mr. Sulat will be entitled to receive the payments and benefits described below, including (i) a lump sum payment equal to his current base salary of $578,100; (ii) the payment of his target bonus amount for 2013, equal to $289,050; (iii) the acceleration of all of his outstanding and unvested equity awards; and (iv) continuation of his health benefits for up to 12 months. See “—Potential Payments Upon Termination or Change of Control.” Except for this arrangement and the employment and change of control arrangements referenced above, neither of our current executive officers have any other arrangements that provide for payment of severance benefits or other benefits upon termination (except for accrued vacation and similar benefits otherwise payable to all employees upon a termination).

Nonqualified Deferred Compensation

None of our executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interest.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that a named executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to a variety of benefits plans and compensation arrangements. We intend to design and administer our compensation and benefits plans and arrangements for all of our employees, including executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have also amended our plans and arrangements to either make them exempt from, or have them comply with, Section 409A.

Summary Compensation Table

The following table sets forth the compensation paid or awarded to each of our named executive officers for services rendered in 2012, 2011 and 2010, as applicable.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James Sulat(4)	2012	$536,259	$—	$—	$—	$223,440	$14,814	$774,512
Chief Executive Officer, Chief Financial Officer and Director	2011	$484,954	$—	$—	$—	$194,760	$—	$679,714
	2010	$525,520	$—	$—	$—	$250,000	$—	$775,520

John Borkholder(5)	2012	$264,000	$—	$—	$—	$66,000	$13,040	$343,040
General Counsel & Secretary	2011	$255,700	$—	$80,800	$47,816	$56,254	$500	$441,070

(1)	Except as otherwise noted, amounts represent aggregate grant date fair value for equity awards granted to the named executive officers in the applicable year, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 718. See Note 1 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. These amounts reflect the fair value of such awards for accounting purposes and do not reflect compensation actually received, or the actual value that may be realized by, the named executive officer.

(2)	Represents bonus awards made to the named executive officers under the annual cash bonus plan.
(3)	The components of the “All Other Compensation” column for 2012 reflect, in the case of Mr. Sulat, $11,250 in matching contributions under our 401(k) plan and $3,564 in life insurance premiums paid by us for group term life insurance, and, in the case of Mr. Borkholder, $8,500 in matching contributions under our 401(k) plan, $4,000 in contributions made by us under our health savings account plan and $540 in life insurance premiums paid by us for group term life insurance. The components of the “All Other Compensation” column for 2011 reflect, in the case of Mr. Borkholder, a reimbursement of health club expenses in the amount of $385 and a tax gross up of $115 in connection with such expenses.
(4)	Mr. Sulat was appointed as our Chief Executive Officer and Chief Financial Officer effective October 1, 2009 at an annual base salary of $525,520. Mr. Sulat remains a director, but no longer receives compensation for his service on the Board of Directors. The amounts set forth in the “Salary” column for 2012 and 2011 are based upon Mr. Sulat’s annual base salary of $558,600 for 2012 and $541,000 for 2011, in each case offset by amounts deducted from his salary for vacation time that was not accrued during the year. Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.
(5)	Mr. Borkholder was appointed as our General Counsel and Secretary effective January 1, 2011.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2012.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
James Sulat(2)	—	—	$0	$279,300	$558,600	—	—	—	—
Chief Executive Officer, Chief Financial Officer and Director
John Borkholder	—	—	$0	$66,000	$92,400	—	—	—	—
General Counsel & Secretary

(1)	Represents possible bonus awards for 2012 under the annual cash bonus plan of Maxygen. The actual amounts bonus amounts paid to the named executive officers for 2012 are set forth in the Summary Compensation Table on page 76.
(2)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.

See the section titled “—Compensation Discussion and Analysis” above for a complete description of our compensation policies and plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment or award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2012 of each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
James R. Sulat(2)	20,000	—	—	$10.69	10/07/2013	(3)	75,000	(4)	$560,502	(5)
Chief Executive Officer, Chief Financial Officer and Director	5,000	—	—	$9.78	06/22/2014	(6)	353,259	(7)	$419,185	(7)
	5,000	—	—	$7.21	06/07/2015	(8)
	30,000	—	—	$7.08	11/29/2015	(3)
	5,000	—	—	$7.27	05/30/2016	(9)
	5,000	—	—	$9.81	05/30/2017	(10)
	17,500	—	—	$5.89	05/30/2018	(11)
	325,000	75,000	—	$6.53	09/22/2019	(12)

John Borkholder	60,000	—	—	$7.54	12/01/2015		26,188	(4)	$175,925	(5)
General Counsel & Secretary	7,000	—	—	$10.64	01/03/2017		143,969	(7)	$170,000	(7)
	7,000	—	—	$8.66	07/02/2017
	3,125	—	—	$8.06	01/02/2018
	1,500	—	—	$7.29	02/01/2018
	8,125	—	—	$6.49	04/01/2018
	8,125	—	—	$3.51	07/01/2018
	8,125	—	—	$4.05	10/01/2018
	52,812	12,188	—	$6.53	09/22/2019	(12)
	5,000	15,000	—	$4.04	01/03/2021	(12)

(1)	Unless otherwise indicated, options vest and become exercisable as to 1/4 of the underlying shares on the first anniversary of the grant date or vesting commencement date and as to 1/48 of the underlying shares on a monthly basis thereafter.
(2)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.
(3)	Option vested and became exercisable in four installments over a four-year period beginning on the first anniversary of the grant date.
(4)	Represents restricted stock award that vested or vests as to 10% of the shares subject to each award on the first anniversary of the grant date (September 22, 2009), quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to each award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to each award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award.
(5)	The market value of the applicable award was calculated based on the closing sale price of $2.46 per share of our common stock on December 31, 2012, plus the value on such date of any qualifying distributions or dividends payable on shares of restricted stock and releasable upon the accelerated vesting of such shares.
(6)	Option vested and became exercisable in full on June 22, 2005.
(7)	Represents a CPU award granted under the 2006 Plan and assumes vesting and settlement of the applicable award on December 31, 2012. The market value of the applicable award was calculated based on the closing sale price of $2.46 per share of our common stock on December 31, 2012, the fair market value of all qualifying dividends and distributions on such date and the number and exercise price of all applicable outstanding stock option awards held by the individual as of such date. See “Compensation Discussion and Analysis—Components of Executive Compensation—Equity Incentive Program—Long-Term Incentive Plan—Contingent Performance Units.”
(8)	Option vested and became exercisable in full on June 7, 2006.

(9)	Option vested and became exercisable in full on May 30, 2006.
(10)	Option vested and became exercisable in full on May 30, 2007.
(11)	Option vested and became exercisable in full on May 30, 2008.
(12)	Option vested or vests as to 10% of the shares subject to each award on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to each award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to each award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to shares of common stock received by our named executive officers during 2012 upon the exercise of options and the vesting of restricted stock awards during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
James R. Sulat(2)	—	—	160,000	$1,225,172
Chief Executive Officer, Chief Financial Officer and Director

John Borkholder	—	—	30,000	$223,211
General Counsel & Secretary

(1)	As described further below, amounts represent the aggregate value of shares of common stock underlying restricted stock awards that were released to the executive officer upon vesting, plus, if applicable, the value of any qualifying distributions or dividends payable on such shares and released upon the vesting dates. In December 2010, we distributed substantially all of the shares of Codexis common stock we held, together with approximately $30.0 million in cash, to our stockholders by way of pro rata special distributions. In September 2012, we distributed approximately $100.0 million in cash to our stockholders by way of a pro rata special distribution. As a result of these distributions, for each outstanding share of our common stock, including shares of common stock underlying unvested restricted stock awards held by our executive officers at the time of the distribution, our stockholders have received 0.187039 of a share of Codexis common stock, cash in lieu of any fraction of a Codexis share that they would have otherwise received in the distribution and up to $4.60 in cash. Accordingly, the value realized upon the vesting of stock awards set forth in the table above reflects the aggregate dollar amount realized upon vesting by multiplying the number of shares of Maxygen common stock by the market value of the underlying the shares on each applicable vesting date, plus, if applicable, (i) the aggregate dollar value of the Codexis, Inc. common stock released upon vesting of the associated restricted stock and an amount representing the cash paid in lieu of each fractional share of Codexis common stock (in each case calculated by multiplying the number of shares (fraction of a share) of Codexis, Inc. common stock by the market value of the such shares on each applicable release date) and (ii) up to $4.60 in cash per share released for each share of restricted stock released on the applicable vesting date.
(2)	Mr. Sulat expects to resign as our Chief Executive Officer, Chief Financial Officer and as a director effective June 30, 2013.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Ernest Mario (Chairman)

Louis G. Lange

Kenneth B. Lee, Jr.

Gordon Ringold

Potential Payments Upon Termination or Change of Control

We have typically entered into change of control agreements with each of our executive officers. The change of control agreements provide the executive officers with protection of certain benefits in case of a termination of his or her employment with us in connection with a change of control of the Company (as defined in the change of control agreements).

Change of Control Agreements

We have entered into change of control agreements with Mr. Sulat and Mr. Borkholder. Under the change of control agreements, a change of control occurs upon:

•	a dissolution or liquidation of the Company, a sale of all or substantially all the assets of the Company;

•

a merger, recapitalization, reorganization, consolidation or other similar transaction in which beneficial ownership of securities of the Company representing at least thirty-five percent (35%) of the combined voting power entitled to vote in the election of directors has changed;

•

an acquisition by any person, entity or group of securities of the Company representing at least thirty-five percent (35%) of the combined voting power entitled to vote in the election of directors; or

•	the individuals who are members of the incumbent board (as defined in the agreement) cease for any reason to constitute at least fifty percent (50%) of the Board of Directors.

Under the change of control agreements, if a change of control occurs and, within eighteen (18) months following the change of control (except as described below), either (x) the Company terminates the executive officer’s employment other than for cause, disability (as each term in defined in the change of control agreements) or death or (y) the executive officer terminates his employment with the Company voluntarily with “good reason” (as defined in the change of control agreements), then in each case (subject to the executive officer entering into a release of claims in favor of the Company), the executive officer is eligible to receive the following payments and benefits:

•

a lump sum payment equal to his yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a change of control that constitutes good reason);

•

each of his outstanding equity awards will have their vesting schedule accelerated in full as of the date of termination and the post-termination exercise period of his outstanding stock options and other awards will automatically be extended to their full original term;

•

if on the date of termination the executive officer is covered by any company-paid health, disability, accident and/or life insurance plans or programs, the Company will provide to him benefits substantially similar to those that he was receiving immediately prior to the date of termination for up to one (1) year; and

•

the executive officer will also be eligible for and receive a full bonus for the calendar year in which his employment terminates, which will not be less than his target bonus amount regardless of the effective date of his termination.

If a change of control occurs and, within eighteen (18) months following the change of control (except as described below), the executive officer’s employment with the Company is terminated as a result of death or disability, then in each case:

•

each of his outstanding equity awards will have their vesting schedule accelerated such that vesting shall occur as if the vesting had occurred on a monthly basis from the last date of vesting to the date of termination; and

•	the Company will provide him and his or her family, if applicable, with health, disability, accident and/or life insurance benefits as described above.

For the purposes of the change of control agreements, “cause” means the executive officer’s: (i) willful and continued failure to substantially perform his duties; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) dishonesty with respect to a significant matter relating to the Company’s business; or (iv) an uncured material breach of any agreement by and between the executive officer and the Company. For the purposes of the change of control agreement, “good reason” means: (i) any material reduction of the executive officer’s duties, authority or responsibilities relative to his duties, authority, or responsibilities as in effect immediately before such reduction; (ii) a material reduction by the Company in the executive officer’s base compensation, as in effect immediately before such reduction; (iii) a material change in the geographic location at which the executive officer must perform his duties; or (iv) a material breach by the Company of any provision of the change of control agreement.

The change of control agreements provide that in the event that the severance, acceleration of stock options and other benefits payable to the executive officer described above constitute “parachute payments” within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Internal Revenue Code, then the executive officer’s benefits shall be either delivered in full, or delivered as to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the excise tax.

Prior to a change of control of the Company, the right to receive benefits under the change of control agreement will automatically terminate on the date upon which the executive officer ceases to be an executive officer, for any reason or no reason, as evidenced by his written resignation, by action of the Board of Directors removing such executive officer as an executive officer or otherwise.

We intend these change of control and severance arrangements to comply with requirements of Section 409A of the Internal Revenue Code and have designed the agreements to ensure that the arrangements are either exempt from, or satisfy the requirements of, Section 409A.

Severance Arrangement for Mr. Sulat

As noted above, in connection with Mr. Sulat’s resignation, the Compensation Committee of the Board of Directors approved a severance package for Mr. Sulat that will provide him with the payments and benefits otherwise available under his change of control agreement if he had been terminated other than for cause, disability or death or terminated his employment with good reason within 18 months following a change of control.

Estimated Potential Payments

Change of Control Agreements

The table below sets forth the estimated current value of potential payments and benefits to each of the named executive officers under the change of control and severance arrangements described above. In the case of Mr. Sulat and Mr. Borkholder, the amounts shown assume that the triggering events occurred on December 31, 2012. The amounts shown below do not include (i) benefits earned during the term of the named executive officer’s employment that are available to all employees, such as accrued vacation and (ii) benefits paid by insurance providers under life and disability policies. The actual amounts or value to be paid to or received by the executive officer can only be determined at the time of such executive officer’s separation from the Company or the at the time of actual receipt of benefits.

Triggering Event		Potential Payment or Benefit
		Mr. Sulat(1)	Mr. Borkholder(1)
Termination by Company Without Cause or by Executive for Good Reason	Cash payment(2)	$837,900	$330,000
	Acceleration of unvested equity awards(3)	$979,687	$345,925
	Continuing health insurance benefits(4)	$46,824	$18,312

	Total	$1,864,411	$694,237

Termination Due to Death or Disability	Cash payment(2)	$—	$—
	Acceleration of unvested equity awards(3)	$979,687	$345,925
	Continuing health insurance benefits(4)	$46,824	$18,312

	Total	$1,026,511	$364,237

(1)	Reflects estimated current value of potential payments and benefits to each of Mr. Sulat and Mr. Borkholder upon a qualifying termination of employment within 18 months following a change of control under the executive officer’s change of control agreement.
(2)	Amount reflects the annual base salary of each executive officer as of December 31, 2012, plus his full target bonus for 2012.
(3)	For Mr. Sulat, reflects the intrinsic value of 75,000 shares of restricted common stock that would have become vested before the applicable stated vesting date as a result of a qualifying termination. For Mr. Borkholder, reflects the intrinsic value of 26,188 shares of restricted common stock that would have become vested before the applicable stated vesting date as a result of a qualifying termination. The intrinsic value of each accelerated share of restricted stock is the closing price of our common stock on December 31, 2012 ($2.46). Amounts also include the value (as of December 31, 2012) of any qualifying distributions or dividends payable on shares of restricted stock and releasable upon the accelerated vesting of such shares. Amount also reflects the accelerated settlement of Mr. Sulat’s and Mr. Borkholder’s CPU awards as of December 31, 2012. As of December 31, 2012, neither Mr. Sulat nor Mr. Borkholder held any unvested stock options at an exercise price less than $2.46.
(4)	Reflects the estimated cost of premiums for 12 months under COBRA for group medical, dental and vision coverage, based on the premiums in effect at December 31, 2012.

Severance Arrangement for Mr. Sulat

In connection with Mr. Sulat’s resignation, the Compensation Committee of the Board of Directors approved a severance package for Mr. Sulat that will provide him with the payments and benefits otherwise available under his change of control agreement if he had been terminated other than for cause, disability or death or terminated his employment with good reason within 18 months following a change of control. The table set forth below under the heading “—Golden Parachute Compensation” sets forth the estimated current value of potential payments and benefits to Mr. Sulat assuming his resignation occurred on May 31, 2013. The actual amounts or value to be paid to or received by Mr. Sulat can only be determined at the time of his separation from the Company or the at the time of actual receipt of benefits.

Mr. Borkholder’s Retention Bonus

Our Compensation Committee approved the payment of retention bonuses to certain of the Company’s remaining employees, including Mr. Borkholder, contingent upon stockholder approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. Accordingly, Mr. Borkholder will be eligible to receive a cash payment of $120,000 on the day immediately after the date on which our stockholders approve the Plan of Dissolution, subject to his continued employment through such date.

Golden Parachute Compensation

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive in connection with the dissolution and liquidation of our Company, in each case assuming that the applicable triggering event occurred as of May 31, 2013 and that the price per share of our common stock is the closing market price as of May 31, 2013. The actual amounts or value to be paid to or received by Mr. Sulat can only be determined at the time of his separation from the Company or the at the time of actual receipt of benefits.

Name	Cash ($)		Equity ($)		Pension/ NQDC ($)	Perquisites/ Benefits ($)		Tax Reimbursement ($)	Other ($)	Total ($)
James Sulat	$867,150	(1)	$755,721	(2)	$—	$46,824	(3)	$—	$—	$1,669,695
John Borkholder	$120,000	(4)	$—		$—	$—		$—	$—	$120,000

(1)	Amount reflects Mr. Sulat’s current annual base salary of $578,100, plus his full target bonus of $289,050 for 2013.
(2)	Reflects the intrinsic value of 50,000 shares of restricted common stock that will become vested before the applicable stated vesting date. The intrinsic value of each accelerated share of restricted stock is based on the closing price of our common stock on May 31, 2013 ($2.37). Amounts also include the value (as of May 31, 2013) of any qualifying distributions or dividends payable on shares of restricted stock and releasable upon the accelerated vesting of such shares. As of May 31, 2013, Mr. Sulat did not hold any unvested stock options at an exercise price less than $2.37. Amount also reflects the accelerated settlement of Mr. Sulat’s CPU award, based on the fair value of such award at May 31, 2013.
(3)	Reflects the estimated cost of premiums for 12 months under COBRA for group medical, dental and vision coverage, based on the premiums in effect at May 31, 2013.
(4)	Reflects a retention bonus payable to Mr. Borkholder upon approval of the Company’s dissolution by stockholders at the Annual Meeting, subject to his continued employment through such date.

IMPORTANT INFORMATION CONCERNING MAXYGEN, INC.

Description of Business

For a description of our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on April 19, 2013 (the “Form 10-K”), and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”), each of which is incorporated by reference in this proxy statement.

Description of Property

For a description of our properties, see the Form 10-K and Form 10-Q.

Financial Statements

Our financial statements as of and for the years ended December 31, 2012, 2011 and 2010 and the notes thereto, are included in the Form 10-K. Our financial statements as of and for the three months ended March 31, 2013 and 2012, and the notes thereto, are included in the Form 10-Q.

Selected Financial Data

The following table sets forth selected financial information as of and for each of the periods presented. The statement of operations data for the years ended December 31, 2012, 2011 and 2010, and the balance sheet data as of December 31, 2012 and 2011 have been derived from our audited financial statements set forth in the Form 10-K. The statement of operations data for the fiscal years ended December 31, 2009 and 2008 have been derived from our audited financial statements, which are not included elsewhere in this proxy statement. The statement of operations and comprehensive loss data for the three months ended March 31, 2013 and 2012 and the balance sheet data as of March 31, 2013, have been derived from our unaudited financial statements set forth in the Form 10-Q. When you read this selected financial data, it is important that you also read the historical financial statements and related notes included in our periodic filings made with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and annual reports on Form 10-K.

	Year Ended December 31,					Three Months Ended
						March 31, 2013 (Unaudited)
	2008	2009	2010	2011	2012
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Technology and license revenue	$90,584	$15	$1,543	$561	$30,011	$3
Related party revenue	664	4,630	2,021	—	—	—
Grant revenue	5,074	4,545	—	—	—	—

Total revenues	96,322	9,190	3,564	561	30,011	$3
Operating expenses:
Research and development	32,250	8,962	1,902	1,358	226	2
General and administrative	11,443	14,668	9,536	10,911	9,524	2,151
Goodwill impairment	12,192	—	—	—	—	—
Restructuring charge	1,987	15,964	(98)	—	—	—

Total operating expenses	57,872	39,594	11,340	12,269	9,750	2,153

	Year Ended December 31,					Three Months Ended
	2008	2009	2010	2011	2012	March 31, 2013 (Unaudited)
	(in thousands, except per share data)
Income (loss) from operations	38,450	(30,404)	(7,776)	(11,708)	20,261	(2,150)
Gain on distribution of equity securities(1)	—	—	53,180	396	229	23
Gain on sale of equity securities	—	—	—	—	790	—
Sale of platform technology(2)	—	—	20,000	—	—	—
Interest and other income, net	4,914	972	87	864	279	(4)

Income (loss) from continuing operations before taxes	43,364	(29,432)	65,491	(10,448)	21,559	(2,131)
Income tax benefit (expense)	—	588	2,238	4,253	(986)	—

Income (loss) from continuing operations	43,364	(28,844)	67,729	(6,195)	20,573	(2,131)
Discontinued Operations:
Income (loss) from discontinued operations	(13,039)	(3,313)	703	1,302	—	—
Gain on sale of discontinued operations(3)	—	—	—	62,219	—	—
Income tax expense for discontinued operations	—	—	—	(5,579)	—	—

Income (loss) from discontinued operations, net of taxes	(13,039)	(3,313)	703	57,942	—	—

Net income (loss)	30,325	(32,157)	68,432	51,747	20,573	(2,131)
Net income (loss) attributable to non-controlling interest	—	245	(452)	310	450	—

Net income (loss) attributable to Maxygen, Inc.	$30,325	$(32,402)	$68,884	$51,437	$20,123	$(2,131)

Basic net income (loss) per share:
Attributable to Maxygen, Inc. from continuing operations	$1.17	$(0.76)	$2.28	$(0.23)	$0.74	$(0.08)
Attributable to Maxygen, Inc. from discontinued operations	$(0.35)	$(0.09)	$0.02	$2.03	$—	$—
Attributable to Maxygen, Inc.	$0.82	$(0.85)	$2.30	$1.80	$0.74	$(0.08)
Diluted net income (loss) per share:
Attributable to Maxygen, Inc. from continuing operations	$1.16	$(0.76)	$2.26	$(0.23)	$0.73	$(0.08)
Attributable to Maxygen, Inc. from discontinued operations	$(0.35)	$(0.09)	$0.03	$2.03	$—	$—
Attributable to Maxygen, Inc.	$0.81	$(0.85)	$2.29	$1.80	$0.73	$(0.08)
Cash distribution declared per common share	$—	$—	$1.00	$—	$3.60	$—
Shares used in basic net income (loss) per share calculations	37,100	38,236	29,949	28,574	27,327	27,517
Shares used in diluted net income (loss) per share calculations	37,358	38,236	30,128	28,574	27,471	27,517

(1)	For 2010, gain on distribution of equity securities resulted from the fair value recorded for the 5.4 million shares of Codexis, Inc. common stock distributed.
(2)	Sale of platform technology resulted from our sale of substantially all of the patents and other intellectual property rights associated with the MolecularBreeding™ directed evolution platform to Codexis, Inc. in October 2010.

(3)	Gain on sale of discontinued operations resulted from the sale of our equity interests in Perseid Therapeutics LLC to Astellas Bio Inc. on May 16, 2011.

	December 31,					March 31,
	2008	2009	2010	2011	2012	2013 (Unaudited)
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$206,483	$139,209	$102,335	$159,571	$82,780	$81,075
Working capital	194,449	155,974	129,458	161,152	80,409	78,813
Total assets	213,557	186,223	148,113	164,633	83,221	81,515
Accumulated deficit	(239,694)	(272,096)	(203,212)	(151,775)	(131,652)	(133,783)
Total Maxygen, Inc. stockholders’ equity(1)	194,512	151,604	126,103	160,735	80,187	78,597
Non-controlling interest	—	3,907	3,664	209	—	—
Total stockholders’ equity	194,512	155,511	129,767	160,944	80,187	81,515

(1)	We made a special cash distribution of $1.00 per share and distributed 5.4 million shares of Codexis, Inc. common stock in December 2010. In addition, we distributed $3.60 in cash for each outstanding share of our common stock in September 2012. Both distributions were reflected as a reduction in Additional paid-in capital, a component of Stockholders’ equity.

Supplementary Financial Information

The following tables summarize our quarterly results of operations for each quarter in the years ended December 31, 2011 and 2012 and for the quarter ended March 31, 2013. These quarterly results are unaudited, but in the opinion of management have been prepared on the same basis as our audited financial information and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of our results of operations.

Quarter Ended
March 31, 2013
(unaudited)
Technology and license revenue	$3
Operating expenses:
Research and development	2
General and administrative	2,151

Total operating expenses	2,153

Loss from operations	(2,150)
Gain on distribution of equity securities	23
Interest and other income (expense), net	(4)

Net loss	$(2,131)

Basic and diluted net loss per share	$(0.08)
Shares used in basic and diluted net loss per share calculations	27,517

	Quarter Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,
	(in thousands, except per share data)
2012
Technology and license revenue(1)	$6	$30,000	$5	$—
Operating expenses:
Research and development	65	—	147	14
General and administrative	2,767	2,418	2,598	1,741

Total operating expenses	2,832	2,418	2,745	1,755
Income (loss) from operations	(2,826)	27,582	(2,740)	(1,755)
Gain on distribution of equity securities	75	68	64	22
Gain on sale of equity securities	—	—	—	790
Interest and other income (expense), net	179	(10)	58	52

Income (loss) before taxes	(2,572)	27,640	(2,618)	(891)
Income tax expense	—	(70)	(36)	(880)

Net income (loss)	(2,572)	27,570	(2,654)	(1,771)
Net income attributable to non-controlling interest	—	450	—	—

Net income (loss) attributable to Maxygen, Inc.	$(2,572)	$27,120	$(2,654)	$(1,771)

Basic net income (loss) per share attributable to Maxygen, Inc.	$(0.09)	$1.00	$(0.10)	$(0.06)
Diluted net income (loss) per share attributable to Maxygen, Inc.	$(0.09)	$0.99	$(0.10)	(0.06)
Shares used in basic net income (loss) per share calculations	27,232	27,250	27,358	27,467
Shares used in diluted net income (loss) per share calculations	27,232	27,388	27,358	27,467

	Quarter Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,
	(in thousands, except per share data)
2011
Technology and license revenue	$—	$3	$555	$3
Operating expenses:
Research and development	567	783	7	1
General and administrative	3,140	2,638	2,343	2,790

Total operating expenses	3,707	3,421	2,350	2,791
Loss from operations	(3,707)	(3,418)	(1,795)	(2,788)
Gain on distribution of equity securities	85	164	44	103
Interest and other income (expense), net	(123)	432	659	(104)

Loss from continuing operations before taxes	(3,745)	(2,822)	(1,092)	(2,789)
Income tax benefit	1,736	638	727	1,152
Loss from continuing operations	(2,009)	(2,184)	(365)	(1,637)
Discontinued Operations:(2)
Income (loss) from discontinued operations	6,037	(4,735)	—	—
Gain on sale of discontinued operations	—	62,219	—	—
Income tax expense for discontinued operations	(1,517)	(1,521)	(1,948)	(593)

Income (loss) from discontinued operations, net of taxes	4,520	55,963	(1,948)	(593)

Net income (loss)	2,511	53,779	(2,313)	(2,230)
Net income (loss) attributable to non-controlling interest	1,052	(742)	—	—
Net income (loss) attributable to Maxygen, Inc.	$1,459	$54,521	$(2,313)	$(2,230)

Basic net income (loss) per share:
Attributable to Maxygen, Inc. from continuing operations	$(0.10)	$(0.05)	$(0.01)	$(0.06)
Attributable to Maxygen, Inc. from discontinued operations	$0.15	$1.91	$(0.07)	$(0.02)
Attributable to Maxygen, Inc.	$0.05	$1.86	$(0.08)	$(0.08)
Diluted net income (loss) per share:
Attributable to Maxygen, Inc. from continuing operations	$(0.10)	$(0.05)	$(0.01)	$(0.06)
Attributable to Maxygen, Inc. from discontinued operations	$0.15	$1.91	$(0.07)	$(0.02)
Attributable to Maxygen, Inc.	$0.05	$1.86	$(0.08)	$(0.08)
Shares used in basic net income (loss) per share calculations	29,225	29,344	28,358	27,368
Shares used in diluted net income (loss) per share calculations	29,225	29,344	28,358	27,368

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations is included in the Form 10-K and the Form 10-Q.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with accountants on matters of accounting principles or practices or financial disclosures for the periods covered by the Form 10-K and the Form 10-Q.

Market Price of our Common Stock

Our common stock currently trades on the NASDAQ Global Market under the symbol “MAXY.” The following table sets forth the range of high and low sales prices of our common stock for the quarterly periods indicated, as reported by NASDAQ:

	High	Low
Year Ending December 31, 2013:
First Quarter	$2.57	$2.40
Second Quarter (through May 31, 2013)	2.44	2.35
Year Ended December 31, 2012:
First Quarter	$5.94	$5.44
Second Quarter	5.97	5.51
Third Quarter	6.25	2.64
Fourth Quarter	2.70	2.41
Year Ended December 30, 2011:
First Quarter	$5.33	$3.92
Second Quarter	5.54	5.07
Third Quarter	5.67	5.21
Fourth Quarter	6.20	5.34

The low sales price of our common stock in the third quarter of 2012 partly reflects our cash distribution of $3.60 per share on September 6, 2012. On May 31, 2013, the closing price of a share of our common stock on the NASDAQ Global Market was $2.37. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

Holders

As of May 31, 2013, there were approximately 160 holders of record of our common stock, one of which is Cede & Co., a nominee for Depository Trust Company (“DTC”). All of the shares of common stock held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC, and therefore, are considered to be held of record by Cede & Co. as one stockholder.

Dividends

In September 2012, we distributed approximately $100.0 million in cash to our stockholders by way of a pro rata special distribution that was primarily classified as a return of capital to our stockholders for U.S. Federal income tax purposes. The cash distribution resulted in the payment of $3.60 for each outstanding share of our common stock owned on the close of business on the August 21, 2012 record date. In December 2010, we distributed substantially all of the shares of Codexis, Inc. common stock we held, valued at $53.2 million on the date of distribution, together with approximately $30.0 million in cash, to our stockholders by way of pro rata special distributions. Prior to those distributions, we had not previously declared or paid any cash dividends or other distributions on our capital stock. Our payment of future dividends or distributions, if any, will be at the discretion of our Board of Directors.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of May 31, 2013 by (i) each of our directors and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each person known by us to own more than 5% of our common stock.

Percentage of ownership is based upon 27,792,520 shares outstanding as of May 31, 2013. All shares of common stock subject to options currently exercisable or exercisable within 60 days after May 31, 2013 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 411 Borel Avenue, Suite 616, San Mateo, California 94402.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022 United States of America	3,013,891	10.8
Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746 United States of America	2,382,955	8.6
James R. Sulat(3)	823,399	2.9
John Borkholder(4)	261,707	*
Isaac Stein(5)	978,772	3.5
Louis G. Lange(6)	151,250	*
Kenneth B. Lee, Jr.(7)	82,750	*
Ernest Mario(8)	124,214	*
Gordon Ringold(9)	418,812	1.5
All current directors and executive officers as a group (7 persons)(10)	2,840,904	9.8

*	Less than 1% of Maxygen’s outstanding common stock.
(1)	Based solely upon Amendment No. 4 to Schedule 13G filed with the SEC on February 8, 2013.
(2)	Based solely upon Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2013. According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of Maxygen that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Maxygen held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities. As set forth in the Schedule 13G, Dimensional has sole voting power with respect to 2,336,968 shares and sole dispositive power with respect to 2,382,955 shares.
(3)	Includes 899 shares held by the Maxygen 401(k) Plan, 50,000 shares of restricted stock that have not yet vested and 462,500 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(4)	Includes 279 shares held by the Maxygen 401(k) Plan, 19,875 shares of restricted stock that have not yet vested and 174,437 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(5)	Includes 25,000 shares of restricted stock that have not yet vested, 222,706 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee and 475,000 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(6)	Includes 20,000 shares of restricted stock that have not yet vested and 91,250 shares that are subject to options that are exercisable within 60 days of May 31, 2013.

(7)	Includes 20,000 shares of restricted stock that have not yet vested and 18,750 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(8)	Includes 20,000 shares of restricted stock that have not yet vested and 61,250 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(9)	Includes 20,000 shares of restricted stock that have not yet vested, 256,496 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee and 61,250 shares that are subject to options that are exercisable within 60 days of May 31, 2013.
(10)	Includes shares included pursuant to notes (3)-(9).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2012:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2006 Equity Incentive Plan	1,682,126		$7.34	(1)	4,722,119
1997 Stock Option Plan(2)	2,588,750		$8.71		—
1999 Nonemployee Directors Stock Option Plan(3)	165,000		$8.46		—
1999 Employee Stock Purchase Plan	—	(4)	—	(4)	1,446,179	(4)
All plans approved by security holders	4,435,876		$8.18		6,168,298

Equity compensation plans not approved by security holders
2000 Non-Officer Stock Option Plan(5)	511,867		$8.66		—
2000 International Stock Option Plan(6)	98,283		$8.85		—
All plans not approved by security holders	610,150		$8.69		—
Total	5,046,026		$8.24		6,168,298

(1)	Does not take into account restricted stock awards and contingent performance units (CPUs) granted under our 2006 Equity Incentive Plan.
(2)	The 1997 Stock Option Plan was terminated as to new awards on May 30, 2006 in connection with stockholder approval of the 2006 Equity Incentive Plan, although stock options remain outstanding under such plan.
(3)	The 1999 Nonemployee Directors Stock Option Plan expired on September 29, 2009, although stock options remain outstanding under such plan.
(4)	Under the 1999 Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable. In addition, as of September 1, 2009, we suspended all future employee purchases of our common stock under the 1999 Employee Stock Purchase Plan.
(5)	The 2000 Non-Officer Stock Option Plan expired on December 6, 2010, although stock options remain outstanding under such plan.
(6)	The 2000 International Stock Option Plan was terminated as to new awards on February 29, 2008 in connection with the cessation of operations at Maxygen ApS, the Company’s Danish subsidiary, although stock options remain outstanding under such plan.

Stockholder Proposals and Board Nominations

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate directors and bring other business before the meeting. If the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date of the 2013 annual meeting (                    ), to be considered for presentation at the annual meeting stockholder nominations of directors must be received no earlier than the 150th day prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. As to each person whom the stockholder proposes to nominate for election or reelection as a director, the notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board of Directors. After full consideration by the Board of Directors, the stockholder presenting the nomination will be notified of the Board of Directors’ conclusion. As to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The Company’s Bylaws are available on our website at www.maxygen.com under “Corporate Governance.” Copies of the Company’s Bylaws may also be obtained by writing to the Corporate Secretary at the address above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were timely met during 2012.

Householding

SEC rules allow a single copy of the proxy materials or the notice of Internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement and Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to Corporate Secretary, Maxygen, Inc., 411 Borel Avenue, Suite 616, San Mateo, California 94402 or by telephone to (650) 241-2292. Stockholders wishing to receive separate copies of the Company’s proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of the Company’s proxy statements and annual reports if they are receiving multiple copies of the Company’s proxy statements and annual reports, should also direct requests as indicated in the preceding sentence.

Where You Can Find More Information

The Company’s Annual Report for the fiscal year ended December 31, 2012 is being mailed with this proxy statement to stockholders of the Company and posted on the Company’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investors page of our corporate website at www.maxygen.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Annual Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed March 12, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on April 19, 2013; and

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 3, 2013.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to us at 411 Borel Avenue, Suite 616, San Mateo, California 94402, Telephone (650) 241-2292, on the Investors page of our corporate website at www.maxygen.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with information that is different from what is contained in this proxy statement. The date of this proxy statement is                     , 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement will not create any implication to the contrary.

APPENDIX A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF MAXYGEN, INC.

The following Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), dated as of May 30, 2013, shall effect the dissolution and complete liquidation of Maxygen, Inc., a Delaware corporation (the “Company”), in accordance with Sections 275, 278, 280, 281 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Adoption of Plan. The Board of Directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company, adopt the Plan of Dissolution, and call an Annual Meeting (the “Meeting”) of the holders of the Company’s common stock (the “Common Stock”) to approve the dissolution and liquidation of the Company and adopt the Plan of Dissolution. If stockholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan of Dissolution at the Meeting, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the “Meeting Date”).

2. Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, gradually settling and closing its business, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, seeking to convert its assets into cash or cash equivalents, discharging or making provision for discharging its known and unknown liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind down and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3. Certificate of Dissolution. After the Meeting Date, if the stockholders have approved the dissolution and liquidation of the Company and the adoption of the Plan of Dissolution, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4. Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a. Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible assets, intellectual property and other intangible assets, in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in our best interests and the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation, but may do so in its sole discretion. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b. Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

c. Payment Obligations. The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

d. Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

5. Cancellation of Common Stock. The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of the Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of the earliest of (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the effective date of the filing by the Company of its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4 hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) of this Plan. Any such conveyance to the Trustees shall be treated for U.S. federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. In addition, the Board of Directors may take or approve any other action to effectuate the liquidation of the Company, including seeking the appointment o a trustee or receiver for such purpose under Section 279 of the DGCL. Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment authorized by this section, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7. Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution to the extent permitted by law. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof or shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8. Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company may take such actions as are permitted by law to continue to effectuate an orderly liquidation, including, without limitation (a) seeking an extension of the three year winding down period under Section 278 of the DGCL, (b) seeking appointment of a trustee or receiver under Section 279 of the DGCL, or (c) establishing a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9. Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

10. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11. Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12. Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the extent required under applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding down of the affairs of the Company and the Trust and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust to the extent that the Trust assumes this obligation. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13. Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

14. Tax Matters. It is intended that this Plan of Dissolution shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan of Dissolution shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of the Company including, without limitation, the making of an election under Code Section 336(e), if applicable. Within thirty (30) days after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on IRS Form 966, as required by Section 6043 of the Code, and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with the Plan of Dissolution and the carrying out thereof. The Company shall notify all jurisdictions of any withdrawals related to qualification to do business. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.

15. Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind down its affairs.

Maxygen, Inc. 411 Borel Avenue, Suite 616 San Mateo, CA 94402 Attn: John Borkholder

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2:					For	Against	Abstain
1.

To approve the voluntary dissolution and liquidation of Maxygen pursuant to a Plan of Complete Liquidation and Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A.

					☐	☐	☐
2.

To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

					☐	☐	☐
	The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
3.	Election of Directors Nominees	☐	☐	☐
01 Louis G. Lange 02 Kenneth B. Lee, Jr. 03 Ernest Mario 04 Gordon Ringold 05 Isaac Stein
The Board of Directors recommends you vote FOR proposals 4 and 5:					For	Against	Abstain
4.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2013.				☐	☐	☐
5.	Advisory resolution to approve executive compensation.				☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at                     .

Preliminary Proxy Statement

Subject to Completion

Dated June 3, 2013

Annual Meeting of Stockholders

                    , 2013 —:— AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Isaac Stein and John Borkholder, or either of them, as proxy, each with the power to appoint their substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MAXYGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at     :     a.m. Pacific Daylight Time on                     , 2013, at the offices of Maxygen, Inc., 411 Borel Avenue, Suite 616, San Mateo, CA 94402, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side